Exhibit 10.1

LOAN AGREEMENT

Dated as of March 21, 2019

by and between

Plymouth Center Point Business Park LLC,

Plymouth Liberty Business Park LLC and

Plymouth Salisbury Business Park LLC

(collectively, as Borrower)

and

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
(as Lender)

TABLE OF CONTENTS

 i

EXHIBITS

Exhibit A – Rent Roll

Exhibit B - Organizational Chart of Borrower

Exhibit C – Definition of Single Purpose Entity

Exhibit D – Properties and Allocated Loan Amounts

LOAN AGREEMENT

THIS LOAN AGREEMENT (as the same may from time to time hereafter be modified, supplemented or amended, this “Agreement”), dated as of March 21, 2019 (the “Closing Date”), is made by and between ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation (together with its successors and assigns, “Lender”), and PLYMOUTH CENTER POINT BUSINESS PARK LLC, a Delaware limited liability company (“Center Point”), PLYMOUTH LIBERTY BUSINESS PARK LLC, a Delaware limited liability company (“Liberty”), and PLYMOUTH SALISBURY BUSINESS PARK LLC, a Delaware limited liability company (“Salisbury”; together with Center Point and Liberty, collectively, together with its permitted successors and assigns, “Borrower” and each individually, an “Individual Borrower”).

RECITALS

Borrower desires to obtain a loan (the “Loan”) from Lender in the original principal amount of $63,115,000.00 (the “Loan Amount”), and Lender is willing to make the Loan on the terms and conditions set forth in this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the making of the Loan by Lender, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1     Definitions.

For all purposes of this Agreement and the other Loan Documents, the following terms shall have the following respective meanings:

“Affiliate” of any specified Person means any other Person Controlling, Controlled by or under common Control with such specified Person.

“Agreement” shall have the meaning set forth in the First Paragraph.

“Allocated Loan Amount” shall mean, with respect to each Individual Property, the amount set forth on Exhibit D; provided that Excess Release Fee shall be applied pro rata to reduce the Allocated Loan Amounts of the remaining Individual Properties.

“Anti-Money Laundering Laws” means any laws related to money laundering including the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957.

“Anti-Terrorism Law” is any law related to terrorism, including Executive Order 13224 and the USA Patriot Act, and any regulations promulgated under either of them.

“Applicable Contribution” shall have the meaning set forth in Section 13.4(e).

“Approved Accounting Principles” means generally accepted accounting principles in the United States of America as of the date of the applicable financial report or such other method as proposed by Borrower and reasonably acceptable to Lender, consistently applied.

“Assignment of Leases” means that certain Assignment of Leases and Rents of even date herewith from Borrower to Lender.

“Borrower” shall have the meaning set forth in the First Paragraph.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business.

“Casualty” shall have the meaning set forth in Section 7.6(a).

“Casualty Retainage” shall have the meaning set forth in Section 7.7(b).

“Closing Date” shall have the meaning set forth in the First Paragraph.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statutes thereto.

“Condemnation Proceeds” shall have the meaning set forth in Section 7.6(a).

“Contracts” shall have the meaning set forth in the Mortgage.

“Contribution” shall have the meaning set forth in Section 13.4(a).

“Control” (and terms correlative thereto) when used with respect to any specified Person means the power to direct the day-to-day management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

“Debt Service Coverage Ratio” means, for any period, the quotient obtained by dividing (a) the annualized Net Operating Income by (b) the aggregate of all amounts that accrue or are due and payable to Lender for principal and interest under the Loan Documents for the twelve (12) month period subsequent to the date of calculation (provided, however, such ratio shall, in all cases, be determined utilizing a 360 month amortization period, notwithstanding any other amortization or interest-only payment periods permitted pursuant to the Note).

“Default Rate” shall have the meaning set forth in the Note.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement of even date herewith made by Guarantor in favor of Lender.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules and regulations relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment, including the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules and regulations addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.

“Environmental Lien” shall have the meaning set forth in Section 9.2.

“Equipment” shall have the meaning set forth in the Mortgage.

“Equity Interests” means (a) partnership interests (general or limited) in a partnership; (b) membership interests in a limited liability company; (c) shares or stock interests in a corporation; and (d) the beneficial ownership interests in a trust.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended or re-codified from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” shall have the meaning set forth in Section 4.7.

“Event of Default” shall have the meaning set forth in Section 8.1.

“Excess Release Fee” shall mean the release fee in excess of the Allocated Loan Amount paid in connection with a Partial Release (i.e., fifteen percent (15%) of the applicable Allocated Loan Amount).

“Executive Order 13224” means Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and the Annex thereto, as the same may be from time to time supplemented or amended or any related enabling legislation or any other similar Executive Orders.

“Existing Flood Insurance” shall have the meaning set forth in Section 7.1(e).

“Fiscal Year” means the 12-month period ending on December 31 of each year or such other fiscal year of Borrower as Borrower may select from time to time with the prior written consent of Lender, such consent not to be unreasonably withheld or delayed.

“Funding Borrower” shall have the meaning set forth in Section 13.4(c).

“Governmental Authority” means any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over Borrower, the Property, or any Person with jurisdiction over Borrower or the

Property exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Income from Operations” means all income, computed in accordance with accounting principles reasonably acceptable to Lender, derived from the ownership and operation of the Property from whatever source, including, but not limited to, the Rents, utility charges, escalations, service fees or charges, license fees, parking fees, and expense reimbursements, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Condemnation Proceeds, interest on credit accounts, security deposits, utility and other similar deposits, and any disbursements to Borrower from the Reserve Accounts.

“Guarantor” means PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation.

“Guaranty of Recourse Obligations” means that certain Guaranty of Recourse Obligations of even date herewith made by Guarantor in favor of Lender.

“Hazardous Substance” means, without limitation, any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, toxic or hazardous wastes, toxic or hazardous substances, toxic or hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws, including petroleum and petroleum products, mold or fungus, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and in compliance with all Environmental Laws.

“Impositions” means all ground rents, all Real Estate Taxes and all other taxes (including, without limitation, all sales (including those imposed on lease rentals), use, single business, gross receipts, intangible transaction privilege, privilege, license or similar taxes), water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Property, (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower (including all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Property is located) or Lender (including taxes resulting from future changes in law which impose upon Lender or any trustee an obligation to pay any property taxes or other taxes or which otherwise adversely affect Lender’s interests), (b) the Property or any part thereof, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of the Property or any part thereof, or the acquisition or financing of the acquisition of the Property by Borrower.

“Improvements” shall have the meaning set forth in the Mortgage.

“Indebtedness” means, at any given time, the Principal Indebtedness, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto or any of the other Loan Documents.

“Indemnified Party” means each of Lender, each of its Affiliates and their respective successors and assigns, any Person who is or will have been involved with the servicing of the Loan, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) (including any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the collateral therefor), and the respective officers, directors, and employees, agents, Affiliates, successors and assigns of any and all of the foregoing.

“Individual Borrower” shall have the meaning set forth in the First Paragraph.

“Individual Property” shall mean each parcel of real property, the related Improvements thereon and all personal property owned by an Individual Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of each Mortgage and referred to therein as the “Property.”

“In-Place Debt Service Coverage Ratio” means the Debt Service Coverage Ratio as calculated based upon annualized in-place Net Operating Income.

“Insolvency Action” shall have the meaning set forth in Section 8.1(g).

“Insurance Proceeds” shall have the meaning set forth in Section 7.6(a).

“Inventory” shall have the meaning set forth in the Mortgage.

“Investors” shall have the meaning set forth in Section 10.3.

“Leases” shall have the meaning set forth in the Mortgage.

“Legal Requirements” means (a) all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, the Loan Documents, the Property or any part thereof, and all Permits and regulations relating thereto, (b) all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, (c) the terms of any insurance policy maintained by or on behalf of Borrower, and (d) the organizational documents of Borrower.

“Lender” shall have the meaning set forth in the First Paragraph.

“Lien” means any mortgage, deed of trust, deed to secure debt, lien, encumbrance, pledge, easement, restrictive covenant, hypothecation, assignment, security interest, conditional sale or other title retention agreement, financing lease having substantially the same economic effect as any of the foregoing, or financing statement or similar instrument.

“Loan” shall have the meaning set forth in the Recitals.

“Loan Amount” shall have the meaning set forth in the Recitals.

“Loan Documents” means, collectively, this Agreement and all other documents, agreements, instruments and certificates now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Guaranty of Recourse Obligations and the Manager’s Subordination, as each may be (and each of the defined terms shall refer to such documents as they may be) amended, restated, or otherwise modified from time to time.

“Losses” means any losses, actual damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including strict liabilities), obligations, debts, realized diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, reasonable attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

“Major Lease” means any Lease which individually, or when aggregated with other Leases in the Improvements with the same tenant or its Affiliates, demises more than 40,000 rentable square feet or contains a right to lease additional space which, if exercised, would result in the tenant or its Affiliates leasing more than 40,000 rentable square feet in the aggregate.

“Management Agreement” means, with respect to each Individual Property, collectively, each of the Property Management Agreements entered into between Manager and Plymouth Center, Plymouth Liberty and Plymouth Salisbury, as applicable, pertaining to the management of the applicable Individual Property, as the same may be amended or otherwise modified from time to time in accordance with Section 5.4.

“Manager” means the Person designated as manager of the Property in the Management Agreement, or any successor or assignee appointed in accordance with this Agreement.

“Manager’s Subordination” means, with respect to each Individual Property, those certain Manager’s Consent and Subordination of Management Agreements of even date herewith by and between Plymouth Center, Plymouth Liberty and Plymouth Salisbury, as applicable, and Manager to Lender.

“Material Adverse Effect” means a material adverse effect upon (a) the business or financial position or results of operation of Borrower, (b) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents or (c) the value of the Property.

“Material Alterations” shall have the meaning set forth in Section 5.2.

“Material Lease” means any Lease which (a) is a Major Lease, (b) (i) for a Lease with greater than 20,000 rentable square feet, has a term (excluding any renewal terms or extension options) of more than five (5) years and (ii) for a Lease with 20,000 or fewer rentable square feet, has a term (excluding any renewal terms or extension options) of more than eight (8) years, (c) is with an Affiliate of Borrower, or (d) contains a purchase option or right of first refusal to purchase the Property.

“Maturity Date” shall have the meaning set forth in the Note.

“Maximum Amount” shall have the meaning set forth in the Note.

“Mortgage” means, collectively, those certain Mortgages, Assignments of Leases and Rents, Security Agreements and Fixture Filings of even date herewith from each Individual Borrower, as mortgagor or trustor, to or for the benefit of Lender.

“Net Operating Income” means the amount obtained by subtracting Operating Expenses from Gross Income from Operations. Net Operating Income shall be determined based upon actual Leases for tenants in occupancy and paying scheduled monthly Rent actually collected (net of tenant concessions and any tenant reimbursements except those which pertain to normal Operating Expenses) during the trailing twelve (12) month period but and excluding commercial tenants whose Leases expire in the succeeding six (6) months, less trailing twelve (12) month Operating Expenses as reasonably adjusted by Lender to reflect stabilized annual Operating Expenses. Notwithstanding the foregoing, for any Net Operating Income determination prior to December 31, 2019, Net Operating Income shall be determined from January 1, 2019 through the date of such determination and expressed on annualized basis.

“Net Restoration Proceeds” shall have the meaning set forth in Section 7.6(b).

“Note” means that certain Promissory Note of even date herewith made by Borrower in favor of Lender in the original principal amount of the Loan Amount.

“OFAC” means the Office of Foreign Assets Control, an agency of the United States Department of Treasury.

“OP” shall have the meaning set forth in Section 6.1(h).

“OP Interests” shall have the meaning set forth in Section 6.1(h).

“OP Transfer” shall have the meaning set forth in Section 6.1(h).

“Operating Expenses” means the total of all expenditures, computed in accordance with accounting principles reasonably acceptable to Lender (which shall in any event be an accrual, not a cash, basis of accounting), of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance (i.e., those expenses that would not be capitalized under GAAP), insurance premiums, license fees, Impositions, advertising and marketing expenses, franchise fees, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding debt service under the Loan, capital expenditures, tenant improvement costs and leasing commissions, non-cash charges such as depreciation and amortization, taxes imposed on Borrower’s net income, expense items which are paid directly by tenants (other than Real Estate Taxes) and contributions to the Reserve Accounts.

“Partial Release” shall have the meaning set forth in Section 14.1.

“Payment Date” shall have the meaning set forth in the Note.

“Permits” shall have the meaning set forth in the Mortgage.

“Permitted Encumbrances” means, with respect to the Property, collectively, (a) the Lien created by the Loan Documents, (b) all Liens and other matters disclosed in the title insurance policy insuring the Mortgage, or any part thereof which have been approved by Lender, (c) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent and (d) and such other title exceptions approved by Lender in its sole discretion.

“Permitted Trade Payables” shall have the meaning set forth in the definition of “Single Purpose Entity.”

“Permitted Transfer” shall have the meaning set forth in Section 6.1.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Principal Indebtedness” means the principal amount of the Loan outstanding as the same may be increased or decreased, as a result of prepayment or otherwise, from time to time.

“Prohibited Person” means a Person:

(a)       subject to the provisions of Executive Order 13224;

(b)       owned or Controlled by, or acting for or on behalf of, a Person that is subject to the provisions of Executive Order 13224;

(c)       with whom Borrower or any lender is prohibited from dealing by any of the Anti-Terrorism Laws;

(d)       that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order 13224;

(e)       that is named on the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, Executive Order 13224 or regulation;

(f)       within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or

(g)       that is an Affiliate of any Person described in clauses (a) through (f) above.

“Property” or “Properties” means, collectively, each and every Individual Property, as more fully set forth and defined in each Mortgage.

“Real Estate Taxes” means all real estate taxes (including any ad valorem or value added taxes) and assessments (including, without limitation, to the extent not discharged prior to the Closing Date, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Loan), now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Recognized Stock Exchange” shall have the meaning set forth in Section 6.1(g).

“Reimbursement Contribution” shall have the meaning set forth in Section 13.4(d).

“REIT Share Transfer” shall have the meaning set forth in Section 6.1(g).

“REIT Shares” shall have the meaning set forth in Section 6.1(g).

“Release” with respect to any Hazardous Substance includes but is not limited to any presence, release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Remediation” includes but is not limited to any activity to (a) clean up, detoxify, decontaminate, disinfect, contain, treat, remove, respond to, correct, dispose of, transport, or otherwise remediate, prevent, cure or mitigate any Release of any Hazardous Substance; (b) comply with any Environmental Laws or with any permits issued pursuant thereto; or (c) inspect, investigate, study, monitor, assess, audit, sample, test, or evaluate any actual, potential or threatened Release of Hazardous Substances.

“Rent Roll” shall have the meaning set forth in Section 4.18.

“Rents” shall have the meaning set forth in the Mortgage.

“Reserve Account(s)” shall have the meaning set forth in Section 3.1(a).

“Restoration” shall have the meaning set forth in Section 7.6(b).

“Restoration Proceeds” shall have the meaning set forth in Section 7.6(a).

“Restoration Proceeds Threshold” shall have the meaning set forth in Section 7.6(b).

“Secondary Market Transaction” shall have the meaning set forth in Section 10.1.

“Side Letter” shall have the meaning set forth in Section 5.11.

“Single Purpose Entity” shall have the meaning set forth on Exhibit C.

“Taking” shall have the meaning set forth in Section 7.6(a).

“Tax and Insurance Monthly Installment” shall have the meaning set forth in Section 3.2(a).

“Tax and Insurance Reserve Account” shall have the meaning set forth in Section 3.1(a).

“Transfer” means (a) any conveyance, transfer, sale, Lease, assignment or Lien, whether by operation of law or otherwise, of, on or affecting (i) all or any portion of the Property, or (ii) any direct or indirect legal or beneficial interest in Borrower (including any profit interest or the issuance of any new direct or indirect Equity Interest in Borrower), and (b) any change in Control of Borrower.

“Transferee” shall have the meaning set forth in Section 6.1(d).

“UCC” shall have the meaning set forth in the Mortgage.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, H.R. 3162, Public Law 107-56, as modified and reauthorized by the USA Patriot Improvement and Reauthorization Act of 2005, H.R. 3199, Public Law 109-177 and the USA Patriot Act Additional Reauthorizing Amendments Act of 2006, S.2271, Public Law 109-178, as the same may be amended from time to time.

“U.S. Publicly-Traded Entity” means a business entity whose securities are listed on a Recognized Stock Exchange.

“Yield Maintenance Premium” shall have the meaning set forth in the Note.

Section 1.2     Principles of Construction. All references to sections and exhibits are to sections and exhibits in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2
THE LOAN

Section 2.1     The Loan. Borrower shall receive only one disbursement hereunder in the amount of the Loan Amount and any amount borrowed and repaid hereunder may not be reborrowed. Borrower’s obligation to pay the Indebtedness is evidenced by this Agreement and by the Note and secured by the Mortgage and the other Loan Documents to the extent provided therein.

Section 2.2     Interest Rate; Payments. The Indebtedness shall accrue interest at the rates and in the manner set forth in the Note. Borrower shall make payments of principal and interest at the times and in the manner set forth in the Note.

Section 2.3     ACH Payments. In the event that electronic fund transfer debiting is established for regularly scheduled payments under the Loan Documents, Borrower will cooperate with Lender and provide such documentation as is required to effectuate such payments by electronic fund transfer debit transactions through the Automated Clearing House network from an account designated by Borrower. Once the payment authorization is established, the failure of the electronic funds transfer debit entry transaction to be timely completed, for whatever reason, other than Lender’s failure to initiate the debit, shall not relieve Borrower of its obligations to make all payments required hereunder or under the other Loan Documents when due, and to comply with Borrower’s other obligations under the Loan Documents.

ARTICLE 3
RESERVE ACCOUNTS; CASH MANAGEMENT

Section 3.1     Reserve Accounts Generally.

(a)       On the Closing Date, Lender shall establish a “Tax and Insurance Reserve Account,” for the purpose of holding the funds to be deposited by Borrower pursuant to Section 3.2. Each of the Tax and Insurance Reserve Account, the Lease Termination Reserve Account and any other reserve account established pursuant to the terms of the Loan Documents, if applicable, is referred to herein individually as a “Reserve Account” and collectively as the “Reserve Accounts.” Each Reserve Account shall be a custodial account established by Lender and shall not constitute a trust fund. At Lender’s option, funds deposited into a Reserve Account may be commingled with other money held by Lender or its servicer. Borrower acknowledges and agrees that the Reserve Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, subject to the terms hereof. Borrower shall not have the right to make any withdrawal from any Reserve Account.

(b)       Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, (i) any amounts deposited into or remaining in any Reserve Account shall be for the account of Lender and may be withdrawn by Lender to be applied to the Indebtedness in any manner as Lender may elect in Lender’s discretion, and (ii) Borrower shall have no further right in respect of the Reserve Accounts.

Section 3.2     Tax and Insurance.

(a)       On the date hereof, Borrower shall make an initial deposit of $632,147.61 with Lender with respect to Real Estate Taxes. Such sums shall be held by Lender in the Tax and Insurance Reserve Account. Beginning on the first Payment Date and on each Payment Date thereafter, Borrower shall deliver to Lender the amount estimated by Lender to be one-twelfth (1/12th) of the annual amount of Real Estate Taxes and, subject to the provisions of Section 3.2(b) below, insurance premiums for policies required pursuant to this Agreement (collectively, the “Tax and Insurance Monthly Installment”). Lender may re-calculate the Tax and Insurance Monthly Installment from time to time to assure that funds are reserved in sufficient amounts to enable the payment of Real Estate Taxes and insurance premiums thirty (30) days prior to their respective due dates. If such amounts for the then current Fiscal Year or payment period are not ascertainable by Lender at the time a monthly deposit is required to be made, the Tax and Insurance Monthly Installment shall be Lender’s estimate based on one-twelfth (1/12th) of the aggregate Real Estate Taxes and insurance premiums for the prior Fiscal Year or payment period, with adjustments reasonably determined by Lender. If for any reason the sums on deposit are insufficient to enable the payment of Real Estate Taxes and insurance premiums thirty (30) days prior to their respective due dates, Borrower shall, within ten (10) days after demand by Lender, deposit the amount of the shortfall requested by Lender. As soon as Real Estate Taxes and insurance premiums are fixed for the then current Fiscal Year or period, the next ensuing Tax and Insurance Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior Tax and Insurance Monthly Installments. Lender shall make payments of Real Estate Taxes and insurance premiums out of the Tax and Insurance Reserve Account before the same shall be delinquent to the extent that there are funds available in the Tax and Insurance Reserve Account and Lender has received appropriate documentation to establish the amount(s) due and the due date(s) as and when provided above.

(b)       Notwithstanding the provisions of Section 3.2(a) above, Lender agrees to conditionally waive the requirement that Borrower make deposits to the Tax and Insurance Reserve Account for amounts with respect to insurance premiums only on the condition that: (i) tenants that collectively occupy at least eighty percent (80%) of the rentable square footage of the Property are performing under their respective Leases without material default, (ii) the Debt Service Coverage Ratio is not less than 1.10 to 1.0 and (iii) no Event of Default shall exist. This conditional limited waiver is strictly conditioned upon the satisfaction of the foregoing requirements. If any one or more of the foregoing conditions are not satisfied, Lender may, at Lender’s sole discretion, terminate this conditional limited waiver and reinstate the escrow requirements. The waiver in this Section 3.2(b) is “personal” to Borrower and shall not apply to any successor or assignee of Borrower’s interest in the Property. If the Debt Service Coverage Ratio subsequently exceeds 1.15 to 1.0 for two (2) consecutive quarters and no Event of Default exists, Lender shall reinstate the foregoing waiver of deposits to the Tax and Insurance Reserve Account (unless and until the Debt Service Coverage Ratio is less than 1.10 to 1.0 or an Event of Default exists).

Section 3.3     Interest on Reserve Accounts. Borrower shall not be entitled to any earnings or interest on funds deposited into the Reserve Accounts.

Section 3.4     Cash Management. If at any time during the term of the Loan the Debt Service Coverage Ratio falls below 1.0 to 1.0, Borrower shall, upon Lender’s request, establish a lockbox account controlled by Lender at a bank acceptable to Lender into which all Rents shall be deposited by tenants. Amounts deposited in such lockbox account shall be applied first to amounts due under the Loan and Property related expenses approved by Lender, with any remaining funds to be disbursed to Borrower provided no Event of Default then exists. If an Event of Default exists, Lender may apply amounts in the lockbox account to the Indebtedness in such order as Lender may determine. If the Debt Service Coverage Ratio subsequently exceeds 1.05 to 1.0 for two (2) consecutive quarters and no Event of Default exists, Borrower shall no longer be required to maintain the lockbox account (unless and until the Debt Service Coverage Ratio is less than 1.0 to 1.0 or an Event of Default exists).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Each Individual Borrower represents and warrants to Lender with respect only to itself and where applicable, the Individual Property owned by it, as of the Closing Date as follows:

Section 4.1     Organization. Each Individual Borrower (a) is duly organized and validly existing in good standing under the laws of the State of its formation, (b) is duly qualified to do business in each jurisdiction in which the nature of its business or any of its Individual Property makes such qualification necessary, (c) has the requisite power and authority to carry on its business as now being conducted, and (d) has the requisite power to execute and deliver, and perform its obligations under, the Loan Documents. Each Individual Borrower is a “registered organization” within the meaning of the UCC in effect in the State where such Individual Borrower is organized, and each Individual Borrower’s organizational identification number issued by such State is set forth under its signature hereto.

Section 4.2     Authorization. The execution and delivery by Borrower of the Loan Documents, Borrower’s performance of its obligations thereunder and the creation of the Liens provided for in the Loan Documents to which it is a party (a) have been duly authorized by all requisite action on the part of Borrower, (b) will not violate any provision of any applicable Legal Requirements, and (c) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien (except in favor of Lender) of any nature whatsoever upon any of the property or assets of Borrower pursuant to, any indenture or agreement or instrument. Except for those obtained or filed on or prior to the Closing Date, Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower.

Section 4.3     Enforceability. The Loan Documents executed by Borrower in connection with the Loan are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject only to bankruptcy, insolvency and other limitations on creditors’ rights generally and to equitable principles. Such Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury.

Section 4.4     Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to Borrower’s knowledge, threatened in writing, involving or concerning Borrower or the Property or involving or concerning, Guarantor or Manager that would reasonably be expected to have a Material Adverse Effect.

Section 4.5     Full and Accurate Disclosure. No written statement of fact made by or on behalf of Borrower in the Loan Documents or in any other document or certificate delivered to Lender by Borrower contained, as of the date such statement, document or certificate was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially adversely affects Borrower or the Property. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no material adverse change in the financial position of Borrower or the Property, or in the results of operations of Borrower. Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might have a Material Adverse Effect.

Section 4.6     Compliance. Except as disclosed in the Side Letter, to Borrower’s knowledge, Borrower, the Property and Borrower’s use thereof and operations thereat comply in all material respects with all applicable Legal Requirements. Borrower has obtained (in its own name) all Permits necessary to use and operate the Property as currently used and operated, and all such Permits are in full force and effect.

Section 4.7     ERISA. Neither Borrower nor any ERISA Affiliate (as defined below) maintains, contributes to, has any obligation to contribute to, or has any direct or indirect liability with respect to any “employee benefit plan,” “multiemployer plan,” or any other “plan” (each as defined in ERISA). Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, a “plan,” as defined in Section 4975(e)(1) of the Code, subject to Code Section 4975, or a “governmental plan” within the meaning of Section 3(32) of ERISA. None of the assets of Borrower constitutes “plan assets” of one or more of any such plans under 29 C.F.R. Section 2510.3-101 or otherwise. Transactions by or with Borrower do not violate state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans and such state statutes do not in any manner affect the ability of Borrower to perform its obligations under the Loan Documents or the ability of Lender to enforce any and all of its rights under this Agreement. If an investor or direct or indirect equity owner in Borrower is a plan that is not subject to Title I of ERISA or Section 4975 of the Code, but is subject to the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to those portions of ERISA or the Code, the assets of Borrower do not constitute the assets of such plan under such other laws. “ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code, of which Borrower is a member, and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code, of which Borrower is a member. Borrower shall take or refrain from taking, as the case may be, such actions as may be necessary to cause the representations and warranties in this Section 4.7 to remain true and accurate throughout the term of the Loan.

Section 4.8     Not Foreign Person. No Individual Borrower is a “foreign person” within the meaning of § 1445(f)(3) of the Code.

Section 4.9     Investment Company Act; Public Utility Holding Company Act. No Individual Borrower is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 4.10     Title to the Property; Liens. Borrower owns good, indefeasible and insurable title to the Property, free and clear of all Liens, other than the Permitted Encumbrances. The Permitted Encumbrances do not and will not materially and adversely affect (a) the ability of Borrower to pay in full all sums due under the Note or any of its other obligations under the Loan Documents in a timely manner or (b) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or the value of the Property. The Mortgage creates a valid and enforceable first Lien on the Property and a valid and enforceable first priority security interest in the personal property constituting part of the Property, subject to no Liens other than the Permitted Encumbrances. The Assignment of Leases creates a valid and enforceable first Lien on and a valid and enforceable first priority security interest in all of Borrower’s interest in all Leases, subject to no Liens other than the Permitted Encumbrances.

Section 4.11     Condemnation. To Borrower’s knowledge, and except as otherwise disclosed in the zoning reports delivered to Lender prior to the Closing Date, no Taking has been commenced with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

Section 4.12     Utilities and Public Access. The Property has adequate rights of access to public ways and is served by all utilities required for the current use thereof.

Section 4.13     Separate Lots. The Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

Section 4.14     Assessments. Except as disclosed in Lender’s title insurance policies, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of Borrower, are there any contemplated improvements to the Property that may result in such special or other assessments.

Section 4.15     Flood Zone. Except as shown on the surveys delivered to Lender in connection with the Loan, the Property is not located in a flood hazard area as designated by the Federal Emergency Management Agency.

Section 4.16     Physical Condition. Except as disclosed in the engineering report(s) delivered to Lender in connection with the Loan, to Borrower’s knowledge, the Property is free of material structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear.

Section 4.17     Margin Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by applicable Legal Requirements.

Section 4.18     Leases and Rents. (a) Borrower is the sole owner of the lessor’s entire interest in the Leases, and neither the Leases nor any Rents have been Transferred by Borrower except to Lender pursuant to the Loan Documents; (b) the rent roll attached hereto as Exhibit A

(the “Rent Roll”) is true, complete and correct on and as of the date hereof; (c) there are no Leases now in effect except those set forth on the Rent Roll and Borrower has delivered to Lender true, correct and complete copies of all Leases (together with all modifications thereto) for any commercial space in the Property; (d) except as disclosed to Lender in writing (including but not limited to in any tenant estoppel certificates delivered to Lender in connection with the Loan) (i) none of the Rents have been collected for more than one (1) month in advance; (ii) the premises demised under the Leases have been completed and the tenants under the Leases have accepted and taken possession of the same on a rent-paying basis; (iii) to Borrower’s knowledge, there exists no offset or defense to the payment of any portion of the Rents; (iv) no Lease contains an option to purchase, right of first refusal to purchase, expansion right, or any other similar provision; (v) to Borrower’s knowledge, there are no defaults or events of default (and to Borrower’s knowledge, no events or circumstances exist which with or without the giving of notice, the passage of time or both may constitute a default or event of default) under any of the Leases; and (vi) no residential Lease is for a term of less than six (6) months or more than twelve (12) months; (e) no Person has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; and (f) Borrower is holding all security deposits collected under Leases in a segregated account and in accordance with all applicable Legal Requirements, and Borrower has delivered all non-cash security deposits to Lender.

Section 4.19     Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws.

(a)       None of Borrower, Guarantor, or any of their respective Affiliates or any Person that Controls Borrower or Guarantor or owns a twenty percent (20%) or greater direct or indirect Equity Interest in Borrower or Guarantor (except to the extent that such Person’s interest in Borrower is through a U.S. Publicly-Traded Entity):

(i)       is or will be in violation of any Anti-Terrorism Law or Anti-Money Laundering Law;

(ii)       is or will be a Prohibited Person;

(iii)       has been convicted of, or charged with, or has reason to believe that they are under investigation for, any violation of any Anti-Terrorism Law or Anti-Money Laundering Law or drug trafficking law;

(iv)       has been assessed civil penalties or had any of its funds seized or forfeited under any Anti-Terrorism Law or Anti-Money Laundering Law or drug trafficking law;

(v)       is or will knowingly conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(vi)       is or will knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(vii)       is or will engage in or conspire to engage in any transaction that evades or avoids, or has the purpose or intent of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Anti-Money Laundering Law.

(b)       Borrower has taken reasonable measures appropriate to the circumstances (and in any event as required by law), to ensure that Borrower is in compliance with all current and future Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking.

(c)       Borrower has taken reasonable measures appropriate to the circumstances (and in any event as required by law), with respect to each holder of an interest in Borrower, to ensure that funds invested by such holders in Borrower are derived from legal sources.

(d)       Borrower requires, and has taken reasonable measures to ensure compliance with the requirement that neither Guarantor nor any of its Affiliates, nor any Person who owns or controls a direct or indirect interest in Borrower is or shall be a Prohibited Person.

(e)       All payments by Borrower to Lender or from Lender to Borrower will only be made and received in Borrower’s name (from an account in the name of Plymouth Industrial OP, LP) and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

(f)       Neither the Loan, nor Borrower’s use of the proceeds thereof, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(g)       Borrower shall deliver to Lender, upon Lender’s request at any time until the Indebtedness shall be paid in full, a certification confirming compliance with this Section 4.19 or such information as Lender reasonably determines to be necessary or appropriate to comply with any Anti-Money Laundering Law or Anti-Terrorism Law, or to respond to requests for information concerning the identity of Borrower or any of its Affiliates or any Person who owns a direct or indirect interest in Borrower, from any Governmental Authority, self-regulatory organization or financial institution in connection with its anti-money laundering and anti-terrorism compliance procedures, or to update such information. The representations and warranties set forth in this Section 4.19 shall be deemed repeated and reaffirmed by Borrower as of each date that Borrower makes a payment to Lender under any of the Loan Documents or receives any disbursement of Loan proceeds, reserve funds or other funds from Lender. Borrower agrees promptly to notify Lender in writing in the event that Borrower has reason to believe that any of the warranties and representations in this Section 4.19 are no longer correct.

Section 4.20     Organizational Chart. The organizational chart attached hereto as Exhibit B is true, complete and correct on and as of the date hereof. No Person other than those

Persons shown on Exhibit B has a twenty percent (20%) or greater ownership interest, or right of Control, directly or indirectly, in Borrower.

Section 4.21     Single-Purpose Entity. Borrower is and will continue to be a Single Purpose Entity.

Section 4.22     Management Agreement. The Management Agreement is in full force and effect, and constitutes the entire agreement with respect to the management of the Property between Manager and Borrower and has not been assigned or encumbered (other than pursuant to the Mortgage), or modified, amended, or supplemented. Neither Manager nor Borrower is in default in the performance of the terms and provisions of the Management Agreement.

Section 4.23     Solvency; Fraudulent Conveyance. Borrower (i) has not entered into this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s total liabilities (including the maximum amounts of its subordinated, unliquidated, disputed, or contingent liabilities or its debts as such debts become absolute and matured). Borrower’s assets do not and will not, immediately following the execution and delivery of the Loan Documents, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amount to be payable on or in respect of obligations of Borrower).

ARTICLE 5
COVENANTS

Borrower covenants and agrees that, from the Closing Date and until payment in full of the Indebtedness:

Section 5.1     Compliance with Legal Requirements; Impositions and Other Claims; Contests.

(a)       Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all material respects with all applicable Legal Requirements, Contracts, Permits, and private covenants, conditions and restrictions that at any time apply to Borrower or the Property. Borrower shall notify Lender promptly of any written notice or order that Borrower receives from any Governmental Authority relating to Borrower’s failure to comply with such applicable Legal Requirements.

(b)       Except to the extent that Lender is obligated to pay Real Estate Taxes and insurance premiums from the Tax and Insurance Reserve Account pursuant to the terms of Section 3.2, Borrower shall pay before delinquency all Impositions and insurance premiums with respect to itself and the Property in accordance with the terms hereof. Borrower may, at its expense, after prior notice to Lender, contest by appropriate proceedings conducted in good faith and with due diligence, the validity or application of any Legal Requirements, Imposition, or any claims of mechanics, materialmen, suppliers or vendors, and may withhold payment of the same pending such proceedings if permitted by law, as long as (i) in the case of any Impositions or claims of mechanics, materialmen, suppliers or vendors, such proceedings shall suspend the collection thereof from the Property, (ii) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower pays the amount or satisfies the condition being contested, and Borrower would have the opportunity to do so, in the event of Borrower’s failure to prevail in such contest, (iii) Lender would not, by virtue of such permitted contest, be exposed to any risk of civil or criminal liability, and neither the Property nor any part thereof or any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (iv) below, as a result of the failure to comply with any Legal Requirement of such proceeding which would not be released if Borrower pays the amount or satisfies the condition being contested, and Borrower would have the opportunity to do so, in the event of Borrower’s failure to prevail in the contest, and (iv) Borrower shall have furnished to Lender additional security in respect of the claim being contested or the loss or damage that may result from Borrower’s failure to prevail in such contest in such amount as may be requested by Lender, but in no event less than one hundred twenty-five percent (125%) of the amount of such claim.

Section 5.2     Maintenance; Waste; Alterations. Borrower shall at all times keep the Property in good repair, working order and condition, except for reasonable wear and use. Borrower shall not permit the Improvements, Equipment or Inventory to be removed or demolished or otherwise altered (provided, however, that Borrower may remove or demolish worn out or obsolete Improvements, Equipment and Inventory that are promptly replaced with Improvements, Equipment or Inventory, as applicable, of equivalent or greater value and functionality, unless Borrower reasonably determines that such replacement is not necessary for the operation of the Property and would not have a Material Adverse Effect). Borrower may not, without Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, perform alterations to the Improvements and Equipment which (a) exceed $1,000,000.00 in any individual instance (not including (i) tenant improvement work performed pursuant to the terms of any Lease executed on or prior to the date hereof or Leases approved pursuant to Section 5.7 and (ii) alterations performed in connection with a Restoration, which shall be governed by the provisions of Section 7.6), or (b) are not in the ordinary course of Borrower’s business (such alterations, “Material Alterations”). Borrower shall pay to Lender a processing fee in connection with Lender’s review and approval of any Material Alteration and shall reimburse Lender for all actual reasonable costs and expenses incurred by Lender, including the reasonable out of pocket fees charged by any professional engaged by Lender in connection with any such Material Alteration. With respect to any Material Alteration, as a condition to Lender’s approval, Lender may, at its option, require Borrower to deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to one hundred twenty-five percent (125%) of the cost of such Material Alteration, as estimated by Lender. Any such deposit shall be disbursed to Borrower for payment of the expenses incurred in connection with the Material Alteration in the same manner as set forth in Section 7.7 hereof. Upon completion of such Material Alteration in accordance with the terms hereof, such security shall be returned to Borrower provided no Event of Default then exists. For any Material Alterations matter requiring Lender’s consent as set forth herein or in any of the other Loan Documents, if Borrower has not received Lender’s written response within fifteen (15) Business Days after the delivery of written request for such consent to Lender, together with the required documentation and other relevant information regarding the requested Material Alteration, then Borrower may provide a second written notification to Lender and, provided that the cover page of the second written notification specifies in boldface 20 point font the following: “IMMEDIATE RESPONSE REQUIRED; CONSENT WILL BE DEEMED GIVEN IF RESPONSE IS NOT RECEIVED WITHIN TEN (10) BUSINESS DAYS”, Lender’s failure to respond within ten (10) Business Days after its receipt of such second notification, together with any requested information necessary to make such determination, shall be deemed to constitute Lender’s consent to the proposed Material Alteration.

Section 5.3     Access to Property and Records. Borrower shall permit agents, representatives and employees of Lender during normal business hours (at Lender’s cost and expense if no Event of Default has occurred), to inspect (a) the Property or any part thereof, and (b) such books, records and accounts of Borrower and to make such copies or extracts thereof as Lender shall desire, in each case at such reasonable times as may be requested by Lender upon reasonable advance notice; provided that Lender shall use commercially reasonable efforts to minimize disruptions to tenants in connection therewith. Absent an Event of Default, such access shall be limited to no more than twice each calendar year.

Section 5.4     Management of Property. The Property will be managed at all times by the Manager pursuant to the Management Agreement unless terminated as provided in the Loan Documents. Borrower shall diligently perform all terms and covenants of the Management Agreement. Borrower shall not (a) surrender, terminate, cancel, or materially modify the Management Agreement, (b) enter into any other agreement relating to the management or operation of the Property with Manager or any other Person, (c) consent to the assignment by Manager of its interest under the Management Agreement or (d) waive or release any of its rights and remedies under the Management Agreement, in each case, without the consent of Lender, which consent shall not be unreasonably withheld or delayed. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition to Lender’s consent, execute a subordination of management agreement in form and substance reasonably satisfactory to Lender. Borrower may from time to time appoint a successor manager to manage the Property, subject to Lender’s prior written approval, which approval shall not be unreasonably withheld, provided that any successor manager selected hereunder by Lender or Borrower to serve as Manager (i) shall be a reputable management company having at least seven (7) years’ experience in the management of at least five (5) commercial properties with similar sizes and uses as the Property and in the jurisdiction in which the Property is located, (ii) shall not be paid management fees in excess of fees which are market fees for comparable managers of comparable properties in the same geographic area, (iii) shall have all the necessary licenses and other permits required under applicable Legal Requirements and (iv) shall not be the subject of a bankruptcy or similar insolvency action.

Section 5.5     Financial and Other Reporting.

(a)       Borrower shall keep and maintain or shall cause to be kept and maintained, on a Fiscal Year basis, in accordance with Approved Accounting Principles, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property.

(b)       Periodic Reporting.

(i)       Quarterly Reporting. Borrower shall furnish to Lender within forty-five (45) days following the end of each of the first, second, and third calendar quarter, a copy of the financial and operating statements, as applicable, of Borrower and the Property for such period, together with (i) a rent roll for such period in accordance with Lender’s Microsoft Excel template which may be updated from time to time, (ii) a document detailing any material defaults which have occurred under any Leases during such calendar quarter and listing any tenants which have vacated or have provided notice of its intent to vacate during such quarter and the circumstances for tenant vacating, and (iii) such other occupancy and rate statistics as Lender shall request in Lender’s reasonable discretion.

(ii)       Annual Reporting. Borrower shall furnish to Lender within ninety (90) days following the end of each Fiscal Year, a (i) copy of the financial and operating statements, as applicable, of Borrower, the Property and Guarantor for such period, including a statement of operations (profit and loss), a statement of cash flows, a calculation of net operating income, a balance sheet, an aged accounts receivable report, (ii) a rent roll for such period in the format set forth in Section 5.5(b)(i) above, (iii) a document detailing any material defaults which have occurred under any Leases during the preceding fourth calendar quarter and listing any tenants which have vacated or have provided notice of its intent to vacate during such quarter and the circumstances for tenant vacating, and (iv) such other information or reports as shall be reasonably requested by Lender.

(c)       In the event the Debt Service Coverage Ratio falls below 1.10 to 1.0 or if an Event of Default exists (i) upon Lender’s request, the annual financial statements required pursuant to Section 5.5(b)(ii) above shall be audited by an independent accounting firm acceptable to Lender in Lender’s sole discretion and (ii) Borrower shall provide Lender within thirty (30) days after the end of each calendar month: (A) a current rent roll in the format set forth in Section 5.5(b)(i) above, (B) monthly balance sheets for the Property, along with a detailed budget for the Property for the then-current month for Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, (C) year-to-date operating statements for the Property and (D) such further information with respect to Borrower, Guarantor and the operation of the Property as may be requested by Lender (including bank records and copies of annual tax returns prepared for Borrower and any Guarantor). If the Debt Service Coverage Ratio subsequently exceeds 1.15 to 1.0 for two (2) consecutive quarters and no Event of Default exists, Borrower shall not be required to deliver the additional reporting set forth in this Section 5.2(c) (unless and until the Debt Service Coverage Ratio is less than 1.10 to 1.0 or an Event of Default exists).

(d)       Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing involving Borrower or the Property which is not covered by insurance maintained by Borrower.

(e)       Borrower shall furnish to Lender, within ten (10) Business Days after request (which, so long as no Event of Default exists, such requests shall not be made more than twice during any 12 month period), such further information with respect to Borrower and the operation of the Property as may be reasonably requested by Lender (including all business plans prepared for Borrower and for the operation of the Property, and copies of annual tax returns prepared for any Guarantor).

(f)       Borrower shall furnish to Lender, within ten (10) Business Days after request, such certifications or other evidence that the representations and warranties set forth in Sections 4.7, 4.19 and 4.21 are true and correct as of the date of such certification.

(g)       If Borrower fails to provide to Lender or its designee the financial statements and other information required pursuant to this Section 5.5 within the respective time period specified, then, in addition to any other rights and remedies available to Lender under the Loan Documents, Borrower shall pay to Lender (or cause to be paid), at Lender’s option and in its discretion, a fee in the amount of $2,500, which amount shall constitute a portion of the Indebtedness and, if unpaid within ten (10) Business Days, shall accrue interest at the Default Rate; provided, however, such fee shall be waived by Lender one (1) time in the event Borrower fails to timely deliver a financial statement or information required by this Section 5.5(g). The foregoing fee shall be payable for each subsequent reporting period until compliance is achieved.

All financial statements and other documents to be delivered pursuant to this Agreement shall be (A) in form and substance reasonably acceptable to Lender, (B) prepared in accordance with Approved Accounting Principles, (C) certified by an officer of Borrower as being true, correct and complete in all material respects and fairly reflecting the results of operations and financial condition of Borrower for the relevant period, as applicable and (D) accompanied by a certification from an officer of Borrower certifying to Lender that the representations and warranties set forth in Section 4.21 are true and correct as of the date of such certification.

Section 5.6     Place of Business; State of Organization. Borrower shall not change its (a) chief executive office or its principal place of business or place where its books and records are kept, or (b) the jurisdiction in which it is organized, in each case without giving Lender at least thirty (30) days’ prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

Section 5.7     Leases.

(a)       Borrower shall (i) observe and perform all of the material obligations imposed upon the lessor under the Leases; (ii) promptly send copies to Lender of all notices of default that Borrower shall send or receive under any Major Lease; (iii) promptly notify Lender of any tenant under a Major Lease at the Property which has vacated, or has given Borrower written notice of its intention to vacate, the premises (or any portion thereof) leased to such tenant pursuant to the applicable Major Lease; (iv) enforce the terms, covenants and conditions in all material respects in the Leases to be observed by tenants in accordance with commercially reasonable practices for properties similar to the Property; and (v) obtain the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed, for any Material Lease, any amendment thereto, assignment thereof, or subletting thereunder (unless approval for such assignment or subletting is not required pursuant to the express terms of such Lease).

(b)       Borrower may enter into, amend, extend or modify any Lease, other than a Material Lease, after the date hereof, without the prior written consent of Lender provided that (i) no Event of Default then exists, (ii) any new Lease is documented using, and does not materially deviate from, the standard lease form approved by Lender in its reasonable discretion and (iii) any new Lease or amendment, extension or modification of an existing Lease (A) provides for rental rates and terms comparable to existing local market rates and terms (for comparable space) as of the date it is executed (unless in the case of a renewal or extension, the rent payable during such renewal term, or a formula or other method to compute such rent, has been specified in the original Lease); (B) is an arms-length transaction with a tenant that is not an Affiliate of Borrower; (C) is subordinate to the Mortgage and the tenant thereunder agrees to attorn to Lender; and (D) would not, by virtue of any such amendment, extension or modification, become a Material Lease. If the Debt Service Coverage Ratio is less than 1.60 to 1.0 and thereafter until such time as the Debt Service Coverage Ratio is 1.70 to 1.0 for three (3) consecutive calendar quarters, Borrower shall not enter into, terminate, materially amend, extend or modify any Lease without Lender’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. All proposed Material Leases and other Leases that do not satisfy the requirements set forth in this Section 5.7 shall require Lender’s prior written approval at Borrower’s sole expense (including Lender’s reasonable out-of-pocket legal fees and expenses), which approval shall not be unreasonably withheld, conditioned, or delayed. Borrower shall promptly deliver to Lender a copy of each Lease (other than a residential lease) entered into after the Closing Date, together with written certification from Borrower confirming that (y) the copy delivered is a true, complete and correct copy of such Lease and (z) Borrower has satisfied all conditions of this Section 5.7.

(c)       Borrower shall not (i) make any assignment or pledge of any Lease or Rents to anyone other than Lender until the Indebtedness is paid in full, (ii) collect any Rents under the Leases more than one (1) month in advance (except that Borrower may collect in advance such security deposits as are not prohibited pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market), (iii) enter into, amend or terminate any Material Lease without Lender’s prior consent which consent shall not be unreasonably withheld, conditioned or delayed (provided, however, that (i) Borrower may enter into an amendment or other agreement with a tenant under a Lease existing as of the date hereof, (A) that merely memorializes said tenant’s exercise of any rights under its Lease or (B) which is otherwise expressly required under the terms set forth in said tenant’s Lease or (ii) Borrower may terminate any such Material Lease if the lessee thereunder is in material monetary default of such Material Lease) or (iv) execute or grant any modification of any Lease which in the aggregate might have a Material Adverse Effect.

(d)       Within two (2) Business Days after Borrower receives a lease termination or similar payment pursuant to any Lease, Borrower shall deliver such payment to Lender to be held in the Lease Termination Reserve Account if (i) an Event of Default then exists, (ii) such payment is in excess of $250,000 or (iii) the Debt Service Coverage Ratio is less than 1.0 to 1.0 at the time such payment is made (without giving effect to any Rent under the terminated Lease). All sums in the Lease Termination Reserve Account shall be used only to pay tenant improvement expenses and leasing commissions approved by Lender that Borrower incurred in connection with replacing the tenant at the Property that made the related lease termination payment pursuant to a replacement Lease approved (or deemed approved, as applicable) by

Lender pursuant to this Agreement. Provided no Event of Default then exists, any portion of such lease termination payment remaining after application of the same pursuant to this Section 5.7(d) shall be returned to Borrower provided that the related tenant is in occupancy and open for business.

(e)       Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease shall, if permitted pursuant to applicable Legal Requirements, name Lender as payee or mortgagee thereunder (or, at Lender’s option, be fully assigned to and held by Lender).

(f)       For any leasing matter requiring Lender’s consent as set forth herein or in any of the other Loan Documents, if Borrower has not received Lender’s written response within ten (10) Business Days after the delivery of written request for such consent to Lender, together with the final form of the proposed Lease amendment, modification, renewal, extension or new Lease or other relevant document and financial and other information regarding the tenant (to the extent available and subject to any confidentiality requirements of the related tenant), then Borrower may provide a second written notification to Lender and, provided that the cover page of the second written notification specifies in boldface 20 point font the following: “IMMEDIATE RESPONSE REQUIRED; CONSENT WILL BE DEEMED GIVEN IF RESPONSE IS NOT RECEIVED WITHIN TEN (10) BUSINESS DAYS”, Lender’s failure to respond within ten (10) Business Days after its receipt of such second notification, together with any requested information necessary to make such determination, shall be deemed to constitute Lender’s consent to the proposed Lease amendment, modification, renewal, extension, new Lease or other leasing matter.

Section 5.8     Zoning; Joint Assessment. Borrower shall not change the Property’s use or initiate, join in or consent to any (a) change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the Property’s uses or any part thereof (including filing a declaration of condominium, map or any other document having the effect of subjecting the Property to the condominium or cooperative form of ownership), except those necessary in connection with the uses permitted pursuant to this Agreement, or (b) joint assessment of the Property with any other real or personal property.

Section 5.9     Other Indebtedness. Borrower shall not incur, create, assume, allow to exist, become or be liable in any manner with respect to any other indebtedness or monetary obligations, except for the Indebtedness and Permitted Trade Payables.

Section 5.10     Change in Business. Borrower shall not cease to be a Single Purpose Entity. Borrower shall not modify, amend, restate or replace its organizational documents in any material manner without the prior written consent of Lender, which consent shall not be unreasonably withheld.

Section 5.11     Post-Closing Obligations. Borrower shall perform the repairs and other matters at the Property as more particularly set forth in that certain side letter delivered to Lender dated as of the Closing Date (the “Side Letter”).

ARTICLE 6
TRANSFERS

Borrower covenants and agrees that, from the Closing Date and until payment in full of the Indebtedness:

Section 6.1     Permitted Transfers. Borrower will not allow any Transfer (including any Lien on the Property) to occur other than the following Transfers (each, a “Permitted Transfer”):

(a)       Permitted Encumbrances;

(b)       Leases (or amendments thereto) that are not Material Leases (or amendments thereto), and Material Leases (or amendments thereto) that have been approved by Lender (or deemed approved) in accordance with Section 5.7;

(c)       Provided no Event of Default then exists, Transfers of direct or indirect Equity Interests in Borrower which in the aggregate during the term of the Loan (i) do not exceed forty-nine percent (49%) of the total direct or indirect equity legal or beneficial ownership interests in Borrower, and (ii) do not result in a change in Control of Borrower, provided that Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer within twenty (20) Business Days after the date of such Transfer;

(d)       A one-time Transfer of (i) more than forty-nine percent (49%) of the total direct or indirect Equity Interests in Borrower, or any indirect or direct Equity Interest that results in a change of Control of Borrower, or (ii) all or substantially all of the Property, in each case to another party (the “Transferee”), provided that in each case with respect to clauses (i) and (ii), (A) no Event of Default then exists, (B) Borrower shall pay to Lender (or cause to be paid) a transfer fee in the amount of one percent (1%) of the then-outstanding Principal Indebtedness, (C) the identity, experience, financial condition, creditworthiness, single purpose nature and bankruptcy remoteness of the Transferee and the replacement guarantors shall be satisfactory to Lender in its sole discretion, (D) Borrower, Transferee, Guarantor and the replacement guarantors shall execute and deliver any and all documentation as may be reasonably required by Lender, in form and substance reasonably satisfactory to Lender in Lender’s reasonable discretion (including assumption documents), (E) counsel to Transferee and the replacement guarantors shall deliver to Lender opinion letters relating to such Transfer in form and substance reasonably satisfactory to Lender in Lender’s reasonable discretion, (F) if the Property is transferred, Borrower shall deliver (or cause to be delivered) to Lender, either a new title insurance policy or an endorsement to Lender’s title insurance policy relating to the change in the identity of the vestee and the execution and delivery of the transfer documentation in form and substance reasonably acceptable to Lender, (G) the ratio of the then-outstanding Indebtedness to the purchase price (excluding closing costs and net of seller credits) does not exceed the ratio of the then-outstanding Principal Indebtedness to the appraised value set forth in the appraisal delivered to Lender at the closing of the Loan, (H) the Debt Service Coverage Ratio, after giving effect to the Transfer, shall equal or exceed 1.5 to 1.0 and (I) Borrower pays all expenses incurred by Lender in connection with such Transfer, including Lender’s reasonable attorneys’ fees and expenses, all recording fees, and all fees payable to the applicable title company for the delivery to Lender of the policy or endorsement referred to in clause (F) above;

(e)       Transfers of a direct or indirect legal or beneficial ownership interest in Borrower that occur by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest to a member of the immediate family of such interest holder or a trust or family conservatorship established for the benefit of such immediate family member, provided that (i) Manager continues to be responsible for the management of the Property, and such Transfer shall not result in a change of the day to day operations of the Property, (ii) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer within twenty (20) Business Days after the date of such Transfer, and (iii) if such Transfer would result in a change of Control of Borrower, Borrower shall have (A) obtained Lender’s consent to such Transfer within thirty (30) days after such Transfer, which consent may be granted or withheld in Lender’s sole discretion, and (B) reimbursed Lender for all expenses incurred by Lender in connection with such Transfer;

(f)       Inter vivos or testamentary Transfers of all or any portion of the direct or indirect Equity Interest in Borrower to (i) one or more immediate family members of the current holders of such Equity Interests (a “Current Owner”), or (ii) a trust or other entity in which all of the beneficial interest is held by a Current Owner or one or more immediate family members of a Current Owner; provided, that in each case (A) no Event of Default then exists, (B) such Transfer is made in connection with a Current Owner’s bona fide, good faith estate planning, (C) no change in Control of Borrower results therefrom unless the provisions of Section 6.1(e) have been satisfied, (D) no such Transfer has an adverse effect on the bankruptcy remote status of Borrower and (E) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer within twenty (20) Business Days after the date of such Transfer. As used herein, “immediate family members” shall mean the spouse, children and grandchildren and any lineal descendants;

(g)       the issuance sale, conveyance, transfer, pledge or other disposition (each, a “REIT Share Transfer”) of any shares of common stock or preferred stock (the “REIT Shares”) in Guarantor, so long as (A) at the time of the REIT Share Transfer, Guarantor’s shares of common stock are listed on the New York Stock Exchange or any other nationally recognized stock exchange (any such stock exchange, a “Recognized Stock Exchange”), and (B) the REIT Share Transfer does not result in or cause a change of Control of Borrower; and

(h)       the issuance, sale, conveyance, transfer, pledge or other disposition (each an “OP Transfer”), of any limited partnership interests (the “OP Interests“) in Plymouth Industrial OP, LP, a Delaware limited partnership (the “OP”), so long as (A) at the time of the OP Transfer, the REIT Shares are listed on a Recognized Stock Exchange, and (B) the OP Transfer does not result in or cause a change of Control; and

(i)       Transfers of direct or indirect Equity Interests in Borrower among the holders thereof as of the date hereof provided no such Transfers results in a change in Control.

Section 6.2     Conditions to Transfers. Irrespective of whether any Transfer would constitute a Permitted Transfer or result in a change in Control of Borrower, any Transfer pursuant to which a Person (together with its Affiliates) acquires twenty percent (20%) or more of the direct or indirect ownership interests in and/or rights to distributions from Borrower (unless such Person owned twenty percent (20%) or more of the direct or indirect interests in Borrower as of the Closing Date) shall be subject to the following conditions: (a) Borrower shall give Lender not less than ten (10) Business Days’ prior notice of such Transfer (except if such Transfer is the result of the death of a natural person, in which case Borrower shall give Lender notice within thirty (30) days thereafter); (b) Lender shall have determined that the Person to whom such interest is transferred (i) is in good standing in its state or country of organization and in which it is qualified to do business, and (ii) is not a Prohibited Person; and (c) satisfactory completion by Lender of its customary know-your-customer background checks with respect to such Person.

ARTICLE 7
INSURANCE, CASUALTY, CONDEMNATION AND RESTORATION

Section 7.1     Types of Insurance. At all times during the term of the Loan, Borrower shall maintain, at its sole cost and expense, for the mutual benefit of Borrower and Lender, at least the following insurance:

(a)       Property insurance with respect to the Improvements, Equipment and Inventory against loss or damage from any perils included within the classification “All Risks” or “Special Form” Causes of Loss, including coverage from damage cause by windstorm (including named storm) and hail. The policy referred to in this Section 7.1(a) shall (i) be in an amount equal to 100% of the full insurable value on a replacement cost basis of the Improvements and, if applicable, Equipment and Inventory (waiving depreciation); and (ii) be written on a no coinsurance form or contain an “Agreed Amount Endorsement”, waiving all coinsurance provisions. As used herein, “full insurable value” means the actual replacement cost of the Improvements, Equipment and Inventory (without taking into account any depreciation), determined annually by an insurer or by Borrower or, at the request of Lender, by an insurance broker (subject to Lender’s reasonable approval). In all cases where any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses under applicable Legal Requirements, the policy referred to in this Section 7.1(a) must include “Ordinance and Law Coverage,” with “Time Element,” “Loss to the Undamaged Portion of the Building,” “Demolition Cost” and “Increased Cost of Construction” endorsements, in the amount of coverage required by Lender;

(b)       Commercial general liability insurance, including contractual liability for insured contracts, personal injury (including bodily injury and death), to be on the so-called “occurrence” form and property damage liability against any and all claims, including all legal liability to the extent insurable imposed upon Borrower and all court costs and attorneys’ fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property with a combined limit of not less than $2,000,000 in the aggregate and $1,000,000 per occurrence. In addition, $50,000,000 umbrella liability insurance shall be obtained on terms consistent with the commercial general liability insurance. If applicable, commercial auto liability coverage for all owned and non-owned vehicles (including rented and leased vehicles) containing minimum limits per occurrence, including umbrella coverage, of $1,000,000;

(c)       Statutory workers’ compensation insurance and employer’s liability insurance with limits as required by Lender (if applicable);

(d)       Business interruption and/or loss of “rental value” insurance for the Property covering all risks required to be insured against herein, including clauses (a), (e), (f), (g), (h)(ii) and (i) of this Section, in an amount equal to gross revenue less non-continuing expenses as determined by Lender for an eighteen (18) month period from the date of any Casualty and otherwise sufficient to avoid any co-insurance penalty, together with an extended period of indemnity endorsement which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance shall be increased from time to time as and when the gross revenues from the Property increase;

(e)       If all or any portion of the Improvements, Equipment and Inventory at the Property is at any time in the future located within a federally designated “special flood hazard area,” Borrower shall maintain flood insurance in an amount equal to the lesser of (i) the full insurable value of the Property, (ii) the original Principal Indebtedness, and (iii) the maximum allowed under the National Flood Insurance Program, plus such additional excess limits as shall be requested by Lender, in all cases, with deductibles acceptable to Lender;

(f)       Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Property, in such amounts as Lender may from time to time reasonably require and which are customarily required by institutional lenders with respect to similar properties similarly situated;

(g)       The insurance required under clauses (a), (b) and (d) above shall cover perils of terrorism and acts of terrorism for foreign and domestic acts and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under clauses (a), (b) and (d) above at all times during the term of the Loan. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015, as amended, is in effect (including any extensions) and continues to cover foreign and domestic acts, Lender shall accept terrorism insurance which covers against “covered acts” as defined therein;

(h)       During any period of Restoration, and only if the property and liability coverage forms do not otherwise apply (i) commercial general liability and umbrella liability insurance covering claims related to the repairs or restoration at the Property that are not covered by or under the terms or provisions of the commercial general liability or umbrella liability insurance policies required herein; and (ii) the insurance provided for in subsection (a) above written in a so-called builder’s risk completed value form or equivalent coverage, including permission to occupy the Property, in an amount equal to 100% of the total costs of the repair or restoration on a non-reporting basis against all risks as Lender may request, in form and substance acceptable to Lender;

(i)       If required by Lender, earthquake insurance with minimum coverage equivalent to 1.0x SUL (scenario upper loss) multiplied by the full replacement cost of the Improvements plus Business interruption and/or loss of “rental value” insurance; and

(j)       Such other insurance with respect to the Improvements, Equipment and Inventory located on the Property against loss or damage as requested by Lender (including liquor/dramshop, mold, and fungus insurance) provided such insurance is of the kind for risks from time to time customarily insured against and in such amounts as are generally required by institutional lenders for properties comparable to the Property or which Lender may deem necessary in its reasonable discretion.

Section 7.2     Insurer Ratings. Borrower will maintain the insurance coverage described in Section 7.1 with companies acceptable to Lender and rated not less than A/X in accordance with the latest “Best Insurance Guide.” All insurers providing insurance required by this Agreement shall be authorized to issue insurance in the state where the Property is located.

Section 7.3     Blanket Policy. The insurance coverage required under Section 7.1 may be effected under a blanket policy or policies covering the Property and other property and assets not constituting a part of the Property; provided that any such blanket policy shall provide coverage in an amount and scope which is at least equal to what would be provided if the required coverage was purchased on an individual basis, as determined by Lender, and which shall in any case comply in all other respects with the requirements of this Article 7.

Section 7.4     General Insurance Requirements.

(a)       Borrower agrees that all insurance policies required pursuant to this Article 7 shall: (i) be in such form and with such endorsements and in such amounts as may be satisfactory to Lender; (ii) name Borrower as the insured; (iii) name Lender, with respect to liability insurance, as an additional insured, and in the case of property insurance, including but not limited to special form/all risk, boiler and machinery, terrorism, windstorm and earthquake insurance, shall contain a standard non-contributory mortgagee clause or Lender’s Loss Payable endorsement in favor of Lender and its successors and assigns naming Lender as the Person to whom all payments shall be paid and providing that no policy shall be impaired or invalidated by virtue of foreclosure or similar action or by any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower, Lender or any other named insured, additional insured or loss payee; (iv) contain a waiver of subrogation endorsement as to Lender and its successors and assigns; (v) contain an endorsement indicating that neither Lender nor Borrower shall be or be deemed to be a co-insurer with respect to any risk insured by such policies and shall provide for a deductible per loss for all policies not in excess of $25,000.00, except as otherwise permitted herein and, in the case of windstorm and earthquake coverage, which shall have deductibles not in excess of 5% of the total insurable value of the Property; and (vi) contain a provision that such policies shall not be canceled or amended in any adverse manner, including any amendment reducing the scope or limits of coverage, without at least thirty (30) days prior notice to Lender in each instance except ten (10) days’ notice for non-payment of premium.

(b)       In the event of foreclosure of the lien of the Mortgage or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Indebtedness, all right, title and interest of Borrower in and to all policies of casualty insurance covering all or any part of the Property shall inure to the benefit of and pass to the successors in interest to Lender or the purchaser or grantee of the Property or any part thereof.

Section 7.5     Certificates of Insurance and Delivery of Policies. Upon Lender’s request, complete copies of all insurance policies required pursuant to this Article 7 shall be promptly delivered to Lender. Certificates of insurance with respect to all renewal and replacement policies shall be delivered to Lender not less than ten (10) days prior to the expiration date of any of the insurance policies required to be maintained hereunder and certified copies of such insurance policies shall be delivered to Lender promptly after Borrower’s receipt thereof. If Borrower fails to maintain the insurance required by this Agreement and deliver to Lender evidence of same and proof of payment as required hereunder, Lender may, at its option, procure such insurance, and Borrower shall reimburse Lender for the amount of all premiums paid by Lender thereon promptly, after demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment, and such sum shall be a part of the Indebtedness secured by the Loan Documents. All insurance premiums shall be paid annually when due, and in no event shall Borrower finance any portion of the premiums for insurance policies required to be maintained hereunder. Lender shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or the carriers’ or Borrower’s payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto. Borrower represents that no claims have been made under any of such insurance policies, and to Borrower’s knowledge, no party, including Borrower, has done, by act or omission, anything which would impair the coverage of any of such insurance policies.

Section 7.6     Restoration Proceeds.

(a)       Any and all awards, compensation, reimbursement, damages, proceeds, settlements, and other payments or relief paid or to be paid, together with all rights and causes of action relating to or arising from, (i) any insurance policy maintained by or on behalf of Borrower following any damage, destruction, casualty or loss to all or any portion of the Property (a “Casualty”, and such proceeds, “Insurance Proceeds”) or (ii) any temporary or permanent taking or voluntary conveyance of all or part of the Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority whether or not the same shall have actually been commenced (a “Taking”, and such proceeds, “Condemnation Proceeds”, and together with Insurance Proceeds, collectively, “Restoration Proceeds”) are hereby assigned to Lender as additional collateral security hereunder subject to the Lien of the Mortgage, to be applied in accordance with this Article 7. Borrower shall promptly notify Lender of any Casualty or Taking, and Lender shall be entitled to receive and collect all Restoration Proceeds, and Borrower shall instruct and cause the issuer of each policy of insurance described herein and any applicable Governmental Authority to deliver to Lender all Restoration Proceeds. Borrower shall execute such further assignments of the Restoration Proceeds as Lender may from time to time reasonably require.

(b)       Except as otherwise provided in Section 7.6(g) below, provided no Event of Default then exists and the Restoration Proceeds, less the amount of Lender’s costs and expenses (including attorneys’ fees and costs) incurred in collecting the same (the “Net Restoration Proceeds”), are $1,000,000.00 or less (the “Restoration Proceeds Threshold”), Lender shall release such Net Restoration Proceeds to Borrower with no further conditions for Borrower’s restoration and repair of the Improvements, Equipment and Inventory affected by the Casualty or Taking, as applicable (a “Restoration”).

(c)       Borrower shall restore and repair the Improvements and Equipment or any part thereof now or hereafter damaged or destroyed by any Casualty or affected by any Taking, regardless of whether such Casualty or Taking was insured. In the event that the Net Restoration Proceeds exceed the Restoration Proceeds Threshold, Lender agrees that Lender shall make the Net Restoration Proceeds (other than business interruption insurance proceeds, which shall be held and disbursed as provided in Section 7.6(g)) available to Borrower for Restoration on the following terms and subject to Borrower’s satisfaction of the following conditions:

(i)       At the time of such Casualty or Taking, as applicable, and at all times thereafter there shall exist no Event of Default;

(ii)       The Improvements, Equipment and Inventory affected by the Casualty or Taking, as applicable, shall be capable of being restored (including replacements) to substantially the same condition, utility, quality and character, as existed immediately prior to such Casualty or Taking, as applicable, in all material respects with a fair market value and projected cash flow of the Property equal to or greater than prior to such Casualty or Taking, as applicable;

(iii)       Borrower shall demonstrate to Lender’s reasonable satisfaction that (A) such repair or restoration is economically and practically feasible, (B) the Net Restoration Proceeds are sufficient to fund the cost of the Restoration (or, if insufficient, Borrower has deposited the deficiency with Lender as provided in Section 7.6(c)(v)) and (C) Borrower has the ability to pay the Indebtedness coming due during such repair or restoration period (after taking into account proceeds from business interruption insurance carried by Borrower);

(iv)       (A) in the event of a Casualty, the Casualty resulted in an actual or constructive loss of less than thirty percent (30%) of the fair market value of the Property and/or less than thirty percent (30%) of the rentable area of the Property, (B) in the event of a Taking, the Taking resulted in an actual or constructive loss of less than (1) fifteen percent (15%) of the fair market value of the Property, (2) less than fifteen percent (15%) of the rentable area of the Property, and (3) less than fifteen percent (15%) of the land constituting the Property, and (C) in any event, (1) Leases covering at least sixty-five percent (65%) of the rentable square footage of the Property and (2) all Major Leases will remain in full force and effect during and after the Restoration;

(v)       Borrower shall have provided to Lender all of the following, and collaterally assigned the same to Lender pursuant to assignment documents acceptable to Lender: (A) an architect’s contract with an architect reasonably acceptable to Lender and complete plans and specifications for the Restoration of the Improvements, Equipment and Inventory lost or damaged to the condition, utility and value required by Section 7.6(c)(ii); (B) fixed-price or guaranteed maximum cost construction contracts with contractors reasonably acceptable to Lender for completion of the Restoration work in accordance with the aforementioned plans and specifications; (C) such additional funds (if any) as are necessary from time to time, in Lender’s reasonable opinion, to complete the Restoration (which funds shall be held by Lender as additional collateral securing the Indebtedness and shall be disbursed, if at all, pursuant to this Article 7); and (D) copies of all permits and licenses necessary to complete the Restoration in accordance with the plans and specifications and all Legal Requirements;

(vi)       Borrower shall commence such work within one hundred twenty (120) days after obtaining all permits and licenses necessary to complete the Restoration, and shall diligently pursue such work to completion;

(vii)       Lender shall be satisfied in its reasonable discretion that the Restoration will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Maturity Date, (B) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or such Taking, as applicable, (C) the expiration of the business interruption insurance coverage referred to in Section 7.1(d), and (D) the earliest date required pursuant to the terms of any Major Lease;

(viii)       Lender shall be satisfied that, after giving effect to the Restoration, the Debt Service Coverage Ratio (without giving effect to any business interruption insurance) shall be at least 1.90 to 1.0; and

(ix)       the Property and the use thereof after the Restoration will be in compliance with all applicable Legal Requirements.

(d)       Subject to Lender’s rights under this Section 7.6, provided no Event of Default has occurred and is continuing and the Restoration has been completed in accordance with this Agreement, any Net Restoration Proceeds available to Borrower for Restoration, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of, such Restoration, shall be paid to Borrower.

(e)       If and to the extent Lender is not required to make any Net Restoration Proceeds available to Borrower, Lender shall be entitled, without Borrower’s consent, to apply such Net Restoration Proceeds or the balance thereof, at Lender’s option, either (i) to the full or partial payment or prepayment of the Indebtedness in accordance with Section 4(c) of the Note; provided that such payment or prepayment shall be without the payment of the Yield Maintenance Premium unless an Event of Default has occurred and is then continuing, in which event, Borrower shall pay to Lender (or cause to be paid) an amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of Net

Restoration Proceeds applied to the Indebtedness, or (ii) to the Restoration of all or any part of such Improvements, Equipment and Inventory affected by the Casualty or Taking, as applicable.

(f)       Lender shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with (i) any insurance policy claims relating to any Casualty, and (ii) any Taking in an amount in controversy, in either case, in excess of the Restoration Proceeds Threshold, and Borrower shall within ten (10) Business Days after request therefor reimburse Lender for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with such participation. Borrower shall not make any compromise, adjustment or settlement in connection with any such claim in excess of the Restoration Proceeds Threshold or if an Event of Default then exists without the prior written approval of Lender which approval shall not be unreasonably conditioned, delayed or withheld. Borrower shall not make any compromise, adjustment or settlement in connection with any claim unless same is commercially reasonable.

(g)       Notwithstanding anything herein to the contrary, all Insurance Proceeds received by Borrower or Lender in respect of business interruption coverage, and all Condemnation Proceeds received with respect to a temporary Taking, shall be deposited in a segregated escrow account with Lender or its servicer, as applicable, and Lender shall estimate the number of months required for Borrower to restore the damage caused by such Casualty or replace cash flow interrupted by such temporary Taking, as applicable, and shall divide the aggregate proceeds by such number of months, and, provided no Event of Default then exists, shall disburse a monthly installment thereof to Borrower each such month.

Section 7.7     Disbursement.

(a)       Except with respect to disbursements of Restoration Proceeds released to Borrower pursuant to Section 7.6(b), each disbursement by Lender of such Restoration Proceeds shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices, including requiring lien waivers and any other documents, instruments or items which may be reasonably required by Lender.

(b)       Except with respect to disbursements of Restoration Proceeds released to Borrower pursuant to Section 7.6(b), in no event shall Lender be obligated to make disbursements of Restoration Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as determined by Lender, less, as to each contractor, subcontractor or materialman engaged in a Restoration, an amount equal to the greater of (i) ten percent (10%) of the costs actually incurred for work in place as part of such Restoration, as reasonably determined by Lender, and (ii) the amount actually withheld by Borrower (the “Casualty Retainage”). The Casualty Retainage shall not be released until Lender reasonably determines that the Restoration has been completed in accordance with the provisions of this Agreement and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage.

ARTICLE 8
DEFAULTS

Section 8.1     Event of Default. The occurrence of one or more of the following events (beyond any applicable grace or cure period) shall be an “Event of Default” hereunder:

(a)       if Borrower fails to (i) make any scheduled payment of principal, interest, or amounts due under Article 3 on any Payment Date (provided that it shall not be an Event of Default if not more frequently than once in any twelve (12) month period, any scheduled monthly payment is made within five (5) days of the applicable Payment Date, except that interest at the Default Rate and late payment charges shall accrue from the date such payment was due), or (ii) pay any other amount payable pursuant to the Loan Documents (other than the payment due on the Maturity Date) within five (5) Business Days after written notice from Lender;

(b)       if Borrower fails to pay the outstanding Indebtedness on the Maturity Date;

(c)       the occurrence of a Transfer that is not a Permitted Transfer (as defined pursuant to the provisions of Article 6 hereof);

(d)       the incurrence by Borrower of any indebtedness other than the Indebtedness and Permitted Trade Payables;

(e)       the failure of Borrower to maintain its status as a Single Purpose Entity;

(f)       if any material representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower in connection with this Agreement or any other Loan Document shall be false in any material respect as of the date such representation or warranty was made or remade;

(g)       if Borrower, or Guarantor (i) makes an assignment for the benefit of creditors, (ii) has a receiver, liquidator or trustee appointed for it, (iii) is adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law or any similar federal or state law shall be filed by, consented to, solicited by, or acquiesced in by it, or (iv) has any proceeding for its insolvency, dissolution or liquidation instituted against it (any of the foregoing in clauses (i) through (iv), an “Insolvency Action”); provided, however, that if such Insolvency Action was involuntary and not consented to by Borrower, or Guarantor, as applicable, such Insolvency Action shall not be an Event of Default unless the same is not discharged, stayed or dismissed within ninety (90) days after the filing or commencement thereof;

(h)       the failure of Borrower to maintain the insurance required pursuant to Article 7 or to pay Impositions when due, except to the extent that amounts in respect of the related insurance premiums and/or Real Estate Taxes have been escrowed with Lender pursuant to Section 3.2 and not applied to payment thereof;

(i)       if any guaranty given in connection with the Loan shall cease to be in full force and effect, or any guarantor shall fail to satisfy any net worth or liquidity requirements set forth in any guaranty, or any guarantor shall deny or disaffirm its obligations thereunder, or the dissolution, winding up, liquidation, death or legal incapacity of any such guarantor (provided, however, the death or legal incapacity of a guarantor shall not constitute an Event of Default or change in Control of Borrower provided that Lender shall have received a guaranty from a replacement guarantor satisfactory to Lender in its sole discretion within thirty (30) days following the death or legal incapacity of such guarantor);

(j)        the occurrence of the events identified elsewhere in this Agreement or the other Loan Documents as constituting an “Event of Default” hereunder or thereunder after the expiration of any applicable notice or cure period; or

(k)       a default shall be continuing under any of the other obligations, agreements, undertakings, terms, covenants, provisions or conditions of this Agreement not otherwise referred to in this Section 8.1, or under any other Loan Document, for ten (10) Business Days after notice to Borrower (and Guarantor, if applicable), in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after written notice, in the case of any other default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, but in no event shall such period exceed one-hundred twenty (120) days after the original notice.

Section 8.2     Remedies. Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against Borrower under any Loan Document, or at law or in equity may be exercised by Lender at any time and from time to time (including the right to accelerate and declare the outstanding Indebtedness to be immediately due and payable), without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Property. Notwithstanding anything contained to the contrary herein, the outstanding Indebtedness shall be accelerated and immediately due and payable, without any election by Lender upon the occurrence of an Insolvency Action.

Section 8.3     Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Event of Default shall not be construed to be a waiver of any subsequent Event of Default or to impair any remedy, right or power consequent thereon. Any and all of Lender’s rights with respect to the Property shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the release or substitution of the Property at any time, or of any rights or interest therein or (b) any delay, extension of time, renewal, compromise or other indulgence granted by Lender in the event of any Event of Default with respect to the Property or otherwise hereunder. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of the Mortgage on the Property, to the extent necessary to foreclose on other parts of the Property.

Section 8.4     Lender Appointed Attorney-In-Fact. Borrower hereby irrevocably and unconditionally constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuance of an Event of Default to execute, acknowledge and deliver any documents, agreements or instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower under all Loan Documents, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower under any Loan Document, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for under the Loan Documents and to accomplish the purposes thereof. The foregoing powers of attorney are irrevocable and coupled with an interest.

Section 8.5     Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained herein for a period of ten (10) Business Days after Borrower’s receipt of notice thereof from Lender, without in any way limiting Section 8.1, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and the reasonable out-of-pocket expenses of Lender incurred in connection therewith shall be payable by Borrower to Lender within ten (10) Business Days demand, together with interest thereon at the Default Rate if not paid within such ten (10) Business Days period. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

Section 8.6     Distributions. If an Event of Default exists, Borrower shall not make any distributions of cash or other assets of Borrower to any direct or indirect owner of Borrower.

ARTICLE 9
ENVIRONMENTAL PROVISIONS

Section 9.1     Environmental Representations and Warranties. Borrower represents and warrants, as to itself and the Property, other than as disclosed to Lender in the environmental report(s) delivered to Lender in connection with the Loan: (a) to Borrower’s knowledge, there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that (i) are in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) do not require Remediation under applicable Environmental Laws; (b) to Borrower’s knowledge, there are no past, present or threatened Releases of Hazardous Substances in, on, under, from or affecting the Property which have not been fully Remediated in accordance with Environmental Law; (c) to Borrower’s knowledge, there is no Release or threat of any Release of Hazardous Substances which has migrated or is migrating to the Property; (d) to Borrower’s knowledge, there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully Remediated in accordance with Environmental Law; (e) Borrower does not know of, and has not received, any written notice or other written communication from any Person (including, without limitation, any Governmental Authority) relating to Hazardous Substances or the Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Borrower and that is contained in files and records of Borrower, including any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

Section 9.2     Environmental Covenants. Borrower covenants and agrees that it shall use commercially reasonable efforts to ensure that: (a) within the scope of its authority and operations, all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Hazardous Substances used, present or Released in, on, under or from the Property, except those that (i) are in compliance with all Environmental Laws in all material respects and with permits issued pursuant thereto; and (ii) do not require Remediation; (c) Borrower shall, at its sole cost and expense, (i) fully and expeditiously cooperate in all activities pursuant to Section 9.3, including, without limitation, providing all relevant information and making knowledgeable Persons available for interviews, (ii) effectuate Remediation of any condition (including, without limitation, a Release of a Hazardous Substance or violation of Environmental Laws) in, on, under or from the Property for which Remediation is legally required; (iii) comply with all Environmental Laws applicable to the Property, and (iv) comply with any directive from any Governmental Authority with respect to Environmental Laws applicable to the Property but Borrower reserves the right to challenge the directive if not consistent with Environmental Law; and (d) Borrower shall immediately upon becoming aware of such situation notify Lender of (A) any unlawful Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B)  any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Lien imposed on Borrower or the Property pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (an “Environmental Lien”); (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written notice or other communication of which Borrower becomes aware from any source whatsoever relating in any way to an actual or threatened Release of Hazardous Substances in violation of Environmental Laws or the Remediation thereof.

Section 9.3     Environmental Cooperation and Access. In the event any Indemnified Party has a reasonable basis for believing that an environmental condition exists on the Property in violation of Environmental Laws, upon reasonable notice from Lender, Borrower shall, at Borrower’s sole cost and expense, promptly cause an engineer or consultant reasonably satisfactory to Lender to conduct any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Lender) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing reasonably requested by Lender and promptly deliver the results of any such assessment, audit, sampling or other testing; and provided, further, that the Indemnified Parties and any other Person designated by the Indemnified Parties, may at its option, subject to the rights of tenant s under the Leases, enter upon the Property at all reasonable times upon reasonable notice to assess any and all aspects of the environmental condition of the Property and its use.

Section 9.4     Environmental Indemnity. Borrower covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold the Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any past, present or threatened Release of Hazardous Substances in, on, above, under, from or affecting the Property, or any Remediation thereof; (b) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (c) any misrepresentation or inaccuracy in any representation or warranty concerning Hazardous Substances; and (d) any breach of Section 9.1, Section 9.2 or Section 9.3 of this Agreement. The indemnification obligations of Borrower under this Section 9.4 shall not apply to the extent that Borrower can prove that such obligations arose solely from Hazardous Substances that: [I] (i) were not present in, on, above, or under or a threat to the Property prior to the date that Lender or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale, deed in lieu of foreclosure or otherwise and (ii) were not the result of any act or negligence of Borrower or any of Borrower’s Affiliates, agents or contractors or [II] were the result of the gross negligence or willful misconduct of any Indemnified Party.

Section 9.5     Duty to Defend. Upon request by any Indemnified Party, Borrower shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties.

ARTICLE 10
SECONDARY MARKET TRANSACTIONS

Section 10.1     General. Borrower hereby acknowledges that Lender may in one or more transactions (a) sell or otherwise transfer the Loan or any portion thereof one or more times (including selling or assigning its duties, rights or obligations hereunder or under any Loan Document in whole, or in part, to a servicer and/or a trustee), (b) sell participation interests in the Loan one or more times, and/or (c) further divide the Loan into two or more separate notes or components (the transactions referred to in clauses (a) through (c) above, each a “Secondary Market Transaction” and collectively “Secondary Market Transactions”). Lender agrees that, in the event that Lender does engage in any of the transactions set forth above, the Loan shall continue to be serviced by a single servicer. For the avoidance of doubt, Borrower shall have no obligation to reimburse Lender for any costs incurred in connection with any Secondary Market Transaction.

Section 10.2     Borrower Cooperation. So long as there is no increase in Borrower’s obligations or liability, and no decrease in its rights under the Loan Documents, Borrower shall execute and deliver to Lender such documents, instruments, certificates, financial statements, assignments and other writings, do such other acts and provide such information, and participate in such meetings and discussions, in each case that are necessary to facilitate the consummation of each Secondary Market Transaction.

Section 10.3     Dissemination of Information. If Lender determines at any time to participate in a Secondary Market Transaction, Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor (collectively, the “Investors”) all documents and information which Lender now has or may hereafter acquire relating to the Loan, Borrower, any direct or indirect equity owner of Borrower, any guarantor, any indemnitor and the Property, which shall have been furnished by Borrower, any Affiliate of Borrower, any guarantor, any indemnitor, or any party to any Loan Document, or otherwise furnished in connection with the Loan, as Lender in its discretion determines necessary or desirable.

ARTICLE 11
EXCULPATION

This Agreement is and shall be subject to the exculpation provisions of Section 17 of the Note.

ARTICLE 12
MISCELLANEOUS

Section 12.1     Survival. This Agreement and all covenants, agreements, representations, warranties and indemnities made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the execution and delivery by Borrower to Lender of the Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid; provided, however, that the representations, warranties, covenants and indemnities set forth in Sections 4.19, 9.1 and 9.4 shall survive in perpetuity. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Note, the Mortgage and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder. Notwithstanding any provision contained herein to the contrary, upon the indefeasible repayment in full of the Loan, and provided Lender has not foreclosed or otherwise become the owner of the Property, the obligations of Borrower under Section 9.4 of this Agreement shall not survive beyond the date which is three (3) years after such indefeasible repayment of the Loan (except for claims made prior to such date) provided that Borrower delivers to Lender (a) an updated environmental report of the Property indicating to Lender’s reasonable satisfaction that there are no Hazardous Substances located on, in or under the Property in violation of any Environmental Law (except to the extent identified in any environmental report delivered to Lender in connection with the closing of the Loan) and (b) a certificate from Borrower confirming, to its knowledge, the representations and warranties contained in Section 9.1 hereof.

Section 12.2     Lender’s Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right, option or election given to Lender to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory or acceptable or not acceptable to Lender in Lender’s discretion, shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender.

Section 12.3     Governing Law; Venue.

(a)       THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)       ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. NOTHING HEREIN SHALL, HOWEVER, PRECLUDE OR PREVENT LENDER FROM BRINGING ACTIONS AGAINST BORROWER IN ANY OTHER JURISDICTION AS MAY BE NECESSARY TO ENFORCE OR REALIZE UPON THE SECURITY FOR THE LOAN PROVIDED IN ANY OF THE LOAN DOCUMENTS.

Section 12.4     Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 12.5     Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under any Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under any Loan Document, or to declare a default for failure to effect prompt payment of any such other amount.

Section 12.6     Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, return receipt requested, postage prepaid, or (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed to the parties as follows:

If to Lender:	Allianz Life Insurance Company of North America
c/o Allianz Real Estate of America LLC
60 East 42nd Street, Suite 3710
New York, New York 10165
Attention: Servicing Department

If to Borrower:	Plymouth Center Point Business Park LLC
Plymouth Industrial REIT, Inc.
260 Franklin Street
7th Floor
Boston, Massachusetts 02110
Attention: Anne Hayward, Esq.
anne.hayward@plymouthrei.com
Plymouth Liberty Business Park LLC
Plymouth Industrial REIT, Inc.
260 Franklin Street
7th Floor
Boston, Massachusetts 02110
Attention: Anne Hayward, Esq.
anne.hayward@plymouthrei.com

Plymouth Salisbury Business Park LLC
Plymouth Industrial REIT, Inc.
260 Franklin Street
7th Floor
Boston, Massachusetts 02110
Attention: Anne Hayward, Esq.

with a courtesy copy to:	Brown Rudnick LLP
One Financial Center
Boston, Massachusetts 02111
Attention: Kevin P. Joyce, Esq.

A party receiving a notice which does not comply with the technical requirements for notice under this Section 12.6 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or (c) in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. Communications between Borrower and Lender as to routine servicing matters, including any consents granted by Lender, may be made by email provided that the recipient acknowledges having received such email (with an automatic “read receipt” not constituting acknowledgment of an email for purposes hereof). Notice for any party may be given by its respective counsel. Additionally, notice from Lender may also be given by Lender’s servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any notice given by Lender’s servicer as if it had been sent by Lender. Borrower acknowledges and agrees that the failure to provide a courtesy copy of any notice herein shall not void the effectiveness of such notice to Borrower.

Section 12.7     Trial By Jury. BORROWER AND LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

Section 12.8     Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 12.9     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 12.10     Preferences. To the extent Borrower makes a payment or payments to Lender for Borrower’s benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender, and Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder.

Section 12.11     Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 12.12     Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 12.13     Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 12.14     Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan and the Loan Documents which Borrower may otherwise have against any assignor, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon, the Loan Documents, and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 12.15     No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any of Borrower, Manager, any contractor or Governmental Authority and Lender nor to grant Lender any interest in the Property other than that of mortgagee or lender.

Section 12.16     Waiver of Marshalling of Assets Defense. To the fullest extent that Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests created by the Loan Documents, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender or any trustee under the Mortgage to the payment of the Indebtedness in preference to every other claimant whatsoever.

Section 12.17     Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against Borrower by Lender or Lender’s agents.

Section 12.18     Construction of Documents. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

Section 12.19     Brokers and Financial Advisors. Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement except as disclosed to Lender. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all Losses relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. If Borrower has dealt with one or more of foregoing described Persons, Borrower acknowledges and agrees that such Persons may receive additional compensation and/or fees from Lender. The provisions of this Section 12.19 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 12.20     Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 12.21     Estoppel Certificates. Borrower and Lender each hereby agree at any time and from time to time, but in no event more than one time per calendar quarter, upon not less than fifteen (15) days prior written notice by Borrower or Lender, to execute, acknowledge and deliver to the party(ies) specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Event of Default has occurred, and, if so, specifying each such Event of Default; provided, however, that it shall be a condition precedent to Lender’s obligation to deliver the statement pursuant to this Section 12.21, that Lender shall have received, together with Borrower’s request for such statement, a certificate of Borrower stating that, to the best of its knowledge, no Event of Default exists as of the date of such certificate (or specifying such Event of Default).

Section 12.22     Bankruptcy Waiver. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, if Borrower (a)

files with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (b) is the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (c) files or is the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future law relating to bankruptcy, insolvency or other relief of debtors, (d) has sought or consents to or acquiesces in the appointment of any trustee, receiver, conservator or liquidator or (e) is the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the U.S. Bankruptcy Code shall be modified and annulled as to Lender, so as to permit Lender to exercise any and all of its rights and remedies, upon request of Lender made on notice to Borrower and any other party in interest but without the need of further proof or hearing. Neither Borrower nor any Affiliate of Borrower shall contest the enforceability of this Section 12.22.

Section 12.23     Entire Agreement. This Agreement, together with the Exhibits hereto and the other Loan Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Exhibits hereto and the other Loan Documents and supersedes all prior agreements, understandings and negotiations between the parties.

Section 12.24     Liability and Indemnification.

(i)       Lender shall not be liable for any loss sustained by Borrower resulting from any act or omission of any Indemnified Party except to the extent such loss was caused by the fraud, gross negligence or willful misconduct of Lender or any Indemnified Party. Lender shall not be obligated to perform or discharge any obligation, duty or liability with respect to the ownership, operation and/or maintenance of the Property (including under any Lease, Contract or Permit) or under or by reason of any Loan Document. The Loan Documents shall not place responsibility for the control, care, management or repair of the Property upon Lender, nor for complying with any Lease, Contract or Permit; nor shall they make Lender responsible or liable for any waste committed on the Property, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, guest, employee or stranger.

(ii)       Borrower shall indemnify and hold the Indemnified Parties harmless against any and all Losses, and reimburse them for any reasonable out-of-pocket costs and expenses incurred, in connection with, arising out of or as a result of (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender’s Liens in the Property, including fees and expenses for title and lien searches and filing and recording fees, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of the appraisal, environmental report(s) (and an environmental consultant), surveys and the engineering report(s) obtained by or delivered to Lender in connection with the Loan, (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, (iv) the exercise of any of Lender’s or the Indemnified Parties’ remedies under any Loan Document, or (v) any alleged obligations or undertakings to perform or discharge any obligation, duty or liability with respect to the ownership, operation and/or maintenance of the Property (including under any Lease, Contract or Permit), except to the extent any such Loss resulted directly from the fraud, gross negligence or willful misconduct of such Indemnified Party. If any Indemnified Party becomes involved in any action, proceeding or investigation in connection with any matter described in clauses (i) through (v) above, Borrower shall periodically reimburse any Indemnified Party upon demand therefor in an amount equal to its reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other expenses are the subject of indemnification hereunder.

Section 12.25     Publicity. Lender shall have the right to issue press releases, advertisements and other promotional materials describing the Loan (including the amount and purpose of the Loan) and Lender’s participation in the origination of the Loan or the Loan’s inclusion in any Secondary Market Transaction effectuated or to be effectuated by Lender. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates shall be subject to the prior approval of Lender, except for disclosures required by Legal Requirements which shall not require Lender approval but which shall require prior notice to Lender.

Section 12.26     Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower hereunder and under each of the other Loan Documents.

Section 12.27     Taxes. All payments made under the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority. If Borrower is required by Legal Requirements to deduct any of the foregoing from any sum payable under the Loan Document, such sum shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12.27), Lender receives an amount equal to the sum Lender would have received had no such deductions been made. In the event of the passage of any Legal Requirement subsequent to the date hereof in any manner changing or modifying Legal Requirements now in force governing the taxation of mortgages or security agreements or debts secured thereby or the manner of collecting such taxes so as to adversely affect Lender or the Lien of the Loan Documents, Borrower will pay any such tax on or before the due date thereof. In the event Borrower is prohibited by Legal Requirements from assuming liability for payment of any such taxes (or if any Legal Requirement would penalize Lender if Borrower makes such payment or if, in the reasonable opinion of Lender, the making of such payment might result in the imposition of interest beyond the Maximum Amount) or from paying any other Imposition, the outstanding Indebtedness shall, at the option of Lender, become due and payable on the date that is one hundred fifty (150) days after Lender provides notice to Borrower of such change in law and its election to accelerate the Maturity Date; and failure to pay such amounts on the date due shall be an Event of Default; provided, however, that any such prepayment made under this Section 12.27 shall be made without the payment of any Yield Maintenance Premium.

Section 12.28     Further Assurances. Borrower shall execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary, to (a) evidence, preserve and/or protect the Property at any time securing or intended to secure the Indebtedness, and/or (b) enable Lender to perfect, exercise and enforce Lender’s rights and remedies under any Loan Document, as Lender shall require from time to time in its discretion provided, however, such documents, instruments, certificates, or assignments do not increase Borrower’s obligations or decrease its rights under the Loan Documents.

Section 12.29     Joint and Several. Each Person constituting Borrower hereunder shall have joint and several liability for the obligations and liabilities of Borrower hereunder.

ARTICLE 13
MULTIPLE BORROWER PROVISIONS

Section 13.1     Use of Terms. All references to “Borrower” in this Agreement shall be deemed to refer to one or more Individual Borrowers, as the context requires. All references to “Property” in this Agreement shall be deemed to refer to one or more of the Properties, as the context requires. It is the intent of the parties hereto in making any determination under the Loan Documents (including, without limitation, in determining whether (a) a breach of a representation, warranty or a covenant has occurred, (b) there has occurred an Event of Default, and (c) an event has occurred which would create recourse obligations under Section 17 of the Note) that any breach, occurrence or event with respect to any Individual Borrower or Individual Property shall be deemed to be a breach, occurrence or event with respect to all Individual Borrowers and all Properties, and that all Individual Borrowers and/or all Properties need not have been involved with or be the subject of such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every Individual Borrower, every Individual Property, and the Loan.

Section 13.2     Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

(i)       Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Property and in reliance upon the aggregate of the Property taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

(ii)       To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Loan without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Property in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of any portion of the Property or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

Section 13.3     Joint and Several Liability. Each Individual Borrower shall be jointly and severally liable for payment of the Indebtedness and performance of all other obligations of Borrower (or any of them) under this Agreement and any other Loan Document.

Section 13.4     Contribution.

(a)       Each Individual Borrower will benefit, directly and indirectly, from each Individual Borrower’s obligation to pay the Indebtedness and perform its obligations under the Loan Documents. In consideration therefor, Individual Borrowers desire to enter into an allocation and contribution agreement among themselves as set forth in this Section 13.4 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of the Individual Borrowers in the event any payment is made by any Individual Borrower hereunder to Lender (any such payment, a “Contribution”, including any exercise of recourse by Lender against any Individual Property (or any portion thereof) of an Individual Borrower and application of proceeds of such Individual Property (or any portion thereof) in satisfaction of such Individual Borrower’s obligations to Lender under the Loan Documents).

(b)       Each Individual Borrower shall be liable hereunder with respect to the Indebtedness only for such total maximum amount (if any) that would not render its Indebtedness hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Federal Bankruptcy Code or any comparable provisions of any state law.

(c)       In order to provide for a fair and equitable contribution among Individual Borrowers, in the event of (a) any payment by any one or more of the Individual Borrowers (or on behalf of such Individual Borrower) of any amount in excess of its Allocated Loan Amount together with interest thereon and its proportionate share (based on its Allocated Loan Amount) of any other amounts payable under the Loan Documents, or (b) the foreclosure of, or the delivery of deeds in lieu of foreclosure relating to, any Individual Property owned by one or more of the Individual Borrowers, each Individual Borrower (the “Funding Borrower”) that has paid more than its Allocated Loan Amount (together with interest thereon and its proportionate share of any other amounts payable under the Loan Documents) or whose Individual Property or assets have been utilized to satisfy obligations under the Loan or otherwise for the benefit of one or more other Individual Borrowers shall be entitled, after payment in full of the Note and the satisfaction of all the Individual Borrowers’ other obligations to the Lender under the Loan Documents, to contribution from each of the benefited Individual Borrowers (i.e., the Individual Borrowers, other than the Funding Borrower, who have paid less than their respective Allocated Loan Amount or whose Individual Property or assets have not been so utilized to satisfy obligations under the Loan) for the amounts so paid, advanced or benefited, up to such benefited Individual Borrower’s then current Allocated Loan Amount (together with interest thereon and its proportionate share of other amounts payable under the Note). Any such contribution payments shall be made within ten (10) days after demand therefor.

(d)       If at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from other Individual Borrowers shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Individual Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. If at any time any Individual Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 13.4, such Individual Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Individual Borrowers in accordance with the provisions of this Section.

(e)       If at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from other Individual Borrowers shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Individual Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. If at any time any Individual Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 13.4, such Individual Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Individual Borrowers in accordance with the provisions of this Section.

(f)       Each Individual Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of such Individual Borrower to which such Reimbursement Contribution is owing.

(g)       No Reimbursement Contribution payments payable by an Individual Borrower pursuant to the terms of this Section 13.4 shall be paid until all amounts then due and payable by all of Individual Borrowers to Lender, pursuant to the terms of the Loan Documents, are paid in full. Nothing contained in this Section 13.4 shall limit or affect the Indebtedness of any Individual Borrower to Lender under the Note or any other Loan Documents.

(h)       Each Individual Borrower waives:

(i)       any right to require Lender to proceed against any other Individual Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against such Individual Borrower;

(ii)       to the extent permitted by applicable law, any defense or rights based upon or arising out of: (A) any legal disability or other defense of any other Individual Borrower, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Individual Borrower or any guarantor from any cause other than full payment of all sums payable under the Note and the other Loan Documents; (B) any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Individual Borrower or any principal of any other Individual Borrower or any defect in the formation of any other Individual Borrower or any principal of any other Individual Borrower; (C) any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (D) any failure by Lender to obtain collateral for the Indebtedness or failure by Lender to perfect a lien on any Individual Property (or any portion thereof); (E) presentment, demand, protest and notice of any kind; (F) any failure of Lender to give notice of sale or other disposition of any Individual Property (or any portion thereof) to any other Individual Borrower or to any other Person or any defect in any notice that may be given in connection with any such sale or disposition; (G) any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any Individual Property (or any portion thereof), including any failure of Lender to conduct a commercially reasonable sale or other disposition of any Individual Property (or any portion thereof); (H) any use of cash collateral under Section 363 of the Federal Bankruptcy Code; (I) any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding; (J) any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (K) the avoidance of any security interest in favor of Lender for any reason; (L) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents; (M) such Individual Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the Mortgages to be satisfied by any payment from any other Individual Borrower or any such party; or (N) an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed such Individual Borrower’s rights of subrogation and reimbursement against any other Individual Borrower;

(iii)       all rights and defenses that such Individual Borrower may have because any of the Indebtedness is secured by real property. This means, among other things: (A) Lender may collect from such Individual Borrower without first foreclosing on any real or personal property collateral pledged by any other Individual Borrower; (B) if Lender forecloses on any real property collateral pledged by any other Individual Borrower, (1) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Lender may collect from such Individual Borrower even if any other Individual Borrower, by foreclosing on the real property collateral, has destroyed any right such Individual Borrower may have to collect from any other Individual Borrower. This is an unconditional and irrevocable waiver of any rights and defenses such Individual Borrower may have because any of the Indebtedness is secured by real property; and

(iv)       except as may be expressly and specifically permitted herein, any claim or other right which such Individual Borrower might now have or hereafter acquire against any other Individual Borrower or any other person that arises from the existence or performance of any obligations under the Note or the other Loan Documents, including any of the following: (A) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (B) any right to participate in any claim or remedy of Lender against any other Individual Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

ARTICLE 14
PARTIAL RELEASE

Section 14.1     Partial Release. Provided no Event of Default exists, Borrower shall be permitted (in up to two (2) separate transactions) to obtain a release of one or more Individual Properties comprising in the aggregate up to ten percent (10%) of the total outstanding Principal Indebtedness (a “Partial Release”) upon the following conditions, which conditions shall be determined by Lender in its sole and absolute discretion, unless otherwise specified below:

(a)       not less than thirty (30) days prior to the date of the Partial Release, Borrower shall deliver to Lender a notice setting forth (i) the date of the Partial Release and (ii) the name of the proposed Transferee;

(b)       the prepayment of the Loan by Borrower of an amount equal to one hundred fifteen percent (115%) of the Allocated Loan Amount for each Individual Property being released, together with the applicable Yield Maintenance Premium on the amount so prepaid;

(c)       the payment by Borrower to Lender of an administrative fee equal to $15,000 per Individual Property being released;

(d)       the loan to value ratio following the Partial Release shall be no greater than the lesser of (i) sixty-three and 70/100 percent (63.7%) and (ii) the loan to value ratio (inclusive of the Individual Property to be released) prior to such Partial Release, as determined by Lender in its reasonable discretion; provided that Borrower shall be permitted to prepay the Loan in part, subject to the applicable Yield Maintenance Premium based on such prepaid amount, in order to satisfy the requirement set forth in clause this clause (d);

(e)       the In Place Debt Service Coverage Ratio following the Partial Release shall be no less than the greater of (i) 2.24 to 1.0 and (ii) the In Place Debt Service Coverage Ratio (inclusive of the Individual Property to be released) prior to such Partial Release, as determined by Lender in its reasonable discretion; provided that Borrower shall be permitted to prepay the Loan in part, subject to the applicable Yield Maintenance Premium based on such prepaid amount, in order to satisfy the requirement set forth in clause this clause (e);

(f)       following the Partial Release, the weighted average lease term and credit profile of the remaining Property shall be similar to or better than that which existed prior to such Partial Release, as determined by Lender in its reasonable discretion;

(g)       the payment by Borrower of all of Lender’s reasonable costs and expenses associated with the Partial Release, including but not limited to, Lender’s reasonable out-of-pocket legal fees and third party report fees;

(h)       all appraisals obtained with respect to the Partial Release and other documentation evidencing the Partial Release shall be acceptable to Lender in its reasonable discretion; and

(i)       Plymouth Industrial REIT, Inc. shall remain the general partner of Plymouth Industrial OP, LP and shall continue to Control Borrower.

Following any Partial Release in accordance with this Article 14, (i) the Principal Indebtedness shall be reduced by the sum of (1) the Allocated Loan Amount of the Individual Property released and (2) the Excess Release Fee and (ii) the scheduled monthly principal and interest payments shall be recalculated based on such reduced Principal Indebtedness.

[Signatures on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation

By:	Allianz Real Estate of America LLC, a Delaware limited liability company, as advisor for and on behalf of its client, Allianz Life Insurance Company of North America

By:       /s/ Christoph Donner
Name:  Christoph Donner
Title:     Chief Executive Officer

By:       /s/ Stephen Cox
Name:  Stephen Cox
Title:     Secretary

[Signature page to Loan Agreement]

[Signatures continued on next page]

BORROWER:

PLYMOUTH CENTER POINT BUSINESS PARK LLC,
a Delaware limited liability company

By:       Plymouth Industrial OP, LP, a Delaware limited partnership, its Sole Member

By:       Plymouth Industrial REIT, Inc., a Maryland corporation, its General Partner

By:       /s/ Pendleton P. White, Jr.

Name:  Pendleton P. White, Jr.
Title:    President

[Signature page to Loan Agreement]

PLYMOUTH LIBERTY BUSINESS PARK LLC,
a Delaware limited liability company

By:       Plymouth Industrial OP, LP, a Delaware limited partnership, its Sole Member

By:       Plymouth Industrial REIT, Inc., a Maryland corporation, its General Partner

By:       /s/ Pendleton P. White, Jr.

Name:  Pendleton P. White, Jr.
Title:    President

[Signature page to Loan Agreement]

PLYMOUTH SALISBURY BUSINESS PARK LLC,
a Delaware limited liability company

By:       Plymouth Industrial OP, LP, a Delaware limited partnership, its Sole Member

By:       Plymouth Industrial REIT, Inc., a Maryland corporation, its General Partner

By:       /s/ Pendleton P. White, Jr.

Name:  Pendleton P. White, Jr.
Title:    President

[Signature page to Loan Agreement]